UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary proxy statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SELECTIVE INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Wednesday, May 2, 2018

The 2018 Annual Meeting of Stockholders of Selective Insurance Group, Inc. (“Selective”) will be held on Wednesday, May 2, 2018, at 9:00 AM Eastern Time in the auditorium at Selective’s principal offices located at, and having the mailing address of, 40 Wantage Avenue, Branchville, New Jersey 07890.

At the meeting, we will ask stockholders to:

1.	Elect 13 directors named in the attached Proxy Statement for a one-year term expiring in 2019;

2.	Approve, on an advisory basis, the compensation of Selective’s named executive officers;

3.	Approve an amendment and restatement of the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan to: (i) increase the number of shares issuable under such plan; and (ii) make administrative changes related to recent tax law changes; and

4.	Ratify the appointment of KPMG LLP as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

We plan a brief business meeting focused on these items, and we will attend to any other business properly brought before the meeting and at any adjournments or postponements of the meeting. After the meeting, we will offer time for your comments and questions. Enclosed for your review in anticipation of the meeting is Selective’s 2017 Annual Report to Stockholders.

The Board of Directors recommends that you vote: (i) “FOR” all of the nominees to the Board of Directors in Proposal 1; and (ii) “FOR” Proposals 2, 3, and 4. These proposals are further described in the Proxy Statement.

Selective stockholders of record at the close of business on Wednesday, March 7, 2018, are entitled to notice of, and the right to vote at, the meeting and any adjournment or postponement of it. A quorum is a majority of outstanding shares in attendance or represented by proxy. YOUR VOTE IS IMPORTANT. VOTE YOUR SHARES BY: (I) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; (II) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD; OR (III) COMPLETING, DATING, AND SIGNING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE 2018 ANNUAL MEETING THROUGH THE PROCESSES DESCRIBED IN THE PROXY STATEMENT. IF YOU HOLD SHARES THROUGH A BROKER OR OTHER CUSTODIAN, PLEASE SEE THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER OR CUSTODIAN.

Very truly yours,

Gregory E. Murphy
Chairman of the Board and Chief Executive Officer

By Order of the Board of Directors:

Robyn P. Turner
Corporate Secretary

Table of Contents

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PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 2, 2018

GENERAL INFORMATION ABOUT SELECTIVE’S ANNUAL MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (“Selective” or “we”) will be held on Wednesday, May 2, 2018, at 9:00 AM Eastern Time in the auditorium at Selective’s principal offices at 40 Wantage Avenue, Branchville, New Jersey 07890. Directions are on the back of this Proxy Statement. Our telephone number is (973) 948-3000.

WHEN IS THIS PROXY STATEMENT BEING MAILED?

This Proxy Statement and proxy card are being mailed to Selective stockholders on or about March 26, 2018.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owned Selective common stock as of the close of business on March 7, 2018, is entitled to one vote per share owned. There were 58,744,815 shares outstanding at the close of business on that date.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?

Selective’s Board of Directors (“Board of Directors” or the “Board”) is soliciting your proxy, meaning your authorization for our named proxies, Paul D. Bauer and Cynthia S. Nicholson, to vote your shares.

Unless revoked by you, your proxy will be effective for the Annual Meeting and for any adjournments or postponements of that meeting.

WHAT IS THE COST OF SOLICITING PROXIES AND WHO IS PAYING FOR THE COST?

Selective is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but they also may be solicited personally or in writing, by telephone, e-mail, facsimile, or otherwise by Selective directors or officers, or employees of a Selective subsidiary, who will receive no additional compensation. Selective has engaged Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies and the distribution of proxy materials. Innisfree M&A Incorporated will provide such services for an estimated fee of approximately $15,000, plus expenses. Selective will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of Selective common stock.

WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?

For business to be conducted at the Annual Meeting, owners of 29,372,409 shares of Selective common stock (a majority of the issued and outstanding shares entitled to vote), constituting a quorum, must be in attendance or represented by proxy. Our common stock is our only class of voting securities.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting four proposals for a stockholder vote.

PROPOSAL 1.	ELECTION OF DIRECTORS

THE BOARD IS SUBJECT TO ANNUAL ELECTION BY THE STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING 13 NOMINATED DIRECTORS FOR A TERM OF ONE YEAR:

▪ PAUL D. BAUER	▪ CYNTHIA S. NICHOLSON

▪ JOHN C. BURVILLE	▪ RONALD L. O’KELLEY

▪ ROBERT KELLY DOHERTY	▪ WILLIAM M. RUE

▪ THOMAS A. MCCARTHY	▪ JOHN S. SCHEID

▪ H. ELIZABETH MITCHELL	▪ J. BRIAN THEBAULT

▪ MICHAEL J. MORRISSEY	▪ PHILIP H. URBAN

▪ GREGORY E. MURPHY

You can find information about these nominees, Selective’s Board of Directors, its committees, and other related matters in the section entitled, “Information about Proposal 1” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 1, on which you may:

▪	Vote “FOR” all of the nominees;

▪	Vote “AGAINST” all of the nominees;

▪	Vote “FOR” or “AGAINST” specific nominees; or

▪	Abstain from voting from all or specific nominees.

Under our By-Laws and assuming a quorum is present, a director nominee in an uncontested election must be elected by a majority of votes cast. A majority exists when the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the director nominee. A director nominee who fails to receive a majority of votes cast in an uncontested election is required to tender his or her resignation from the Board of Directors within five days following the certification of the election results. In that event: (i) the Corporate Governance and Nominating Committee must recommend to the Board of Directors whether it should accept the resignation; and (ii) the Board of Directors must decide whether to accept the resignation and disclose its decision-making process.

Stockholders may not cumulate their votes. Abstentions and broker non-votes (shares held by a broker, bank, or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) will not be taken into account in determining the outcome of the vote consistent with New Jersey law and the proxy rules of the United States Securities and Exchange Commission (“SEC”).

PROPOSAL 2.	APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

You can find information about the compensation of our named executive officers in the section entitled, “Executive Compensation” and about Proposal 2 in the section entitled, “Information about Proposal 2” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 2, on which you may:

▪	Vote “FOR” Proposal 2;

▪	Vote “AGAINST” Proposal 2; or

▪	Abstain from voting.

Assuming a quorum is present, Proposal 2 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes consistent with New Jersey law and the SEC’s proxy rules.

PROPOSAL 3.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. 2014 OMNIBUS STOCK PLAN TO: (I) INCREASE THE NUMBER OF SHARES ISSUABLE UNDER SUCH PLAN; AND (II) MAKE ADMINISTRATIVE CHANGES RELATED TO RECENT TAX LAW CHANGES

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. 2014 OMNIBUS STOCK PLAN.

You can find information about the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Omnibus Stock Plan”) in the section entitled, “Information about Proposal 3” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 3, on which you may:

▪	Vote “FOR” Proposal 3;

▪	Vote “AGAINST” Proposal 3; or

▪	Abstain from voting.

Assuming a quorum is present, Proposal 3 will pass if approved by an affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes consistent with New Jersey law and the SEC’s proxy rules.

PROPOSAL 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

You can find information about Selective’s relationship with KPMG LLP in the section entitled, “Information about Proposal 4” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 4, on which you may:

▪	Vote “FOR” Proposal 4;

▪	Vote “AGAINST” Proposal 4; or

▪	Abstain from voting.

Assuming a quorum is present, Proposal 4 will pass if it receives an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes consistent with New Jersey law and the SEC’s proxy rules.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors is unaware of any other business to be presented for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to vote on such matters according to their best judgment to the extent permitted by applicable law and NASDAQ Stock Market (“NASDAQ”) and SEC rules and regulations.

The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or nominee for the Board of Directors if the proposal or nominee is not properly submitted. The requirements for submitting proposals and nominations for this year’s Annual Meeting are detailed in Selective’s By-Laws.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend,” and other similar words. These forward-looking statements are based on our beliefs, assumptions, and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q we have filed or will file with the SEC hereafter under the headings “Risk Factors” and “Forward-Looking Statements.”

You are cautioned not to place undue reliance on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement applies to all forward-looking statements contained in this document.

VOTING AND PROXY PROCEDURE

HOW DO I VOTE?

You can vote four ways:

1.	BY MAIL (MUST BE RECEIVED BEFORE ANNUAL MEETING):

▪	Mark your voting instructions on your proxy card;

▪	Sign your name exactly as it appears on your proxy card;

▪	Date your proxy card; and

▪	Mail your proxy card to us in the provided postage-paid envelope.

Timing is important, so please mail your proxy card promptly. We must receive it before the beginning of the Annual Meeting. If you do not give voting instructions on your signed and mailed proxy card, the named proxies will vote your shares FOR each of the director nominees, and FOR Proposals, 2, 3, and 4. If any other matters requiring a vote arise during the meeting, the named proxies will exercise their discretion using their best judgment to the extent permitted by applicable law and NASDAQ and SEC rules and regulations.

2.	BY TELEPHONE (MAY BE DONE AT ANY TIME UNTIL TUESDAY, MAY 1, 2018 AT 11:59 PM EASTERN TIME):

▪	Call the toll-free number on your proxy card; and

▪	Follow the instructions on your proxy card and the voice prompts.

▪	IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3.	BY INTERNET (MAY BE DONE AT ANY TIME UNTIL TUESDAY, MAY 1, 2018 AT 11:59 PM EASTERN TIME):

▪	Go to the website listed on your proxy card; and

▪	Follow the instructions on your proxy card and the website.

▪	IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4.	IN PERSON (MAY ONLY BE DONE ON WEDNESDAY, MAY 2, 2018, AT THE ANNUAL MEETING):

▪	Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy at any time before the proxy is exercised at the Annual Meeting by:

▪	Writing to Selective’s Corporate Secretary, Robyn P. Turner, at 40 Wantage Avenue, Branchville, New Jersey 07890;

▪	Submitting a new vote by telephone, via the Internet, or by returning a properly executed new proxy card bearing a later date. Any subsequent timely and valid vote by any voting method will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The vote counted will be the last vote received before 11:59 PM Eastern Time on Tuesday, May 1, 2018 – unless you change your vote by voting in person at the Annual Meeting; and

▪	Voting in person at the Annual Meeting.

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

If you: (i) properly execute your proxy card and return it to Selective; or (ii) submit your proxy by telephone or via the Internet, and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting according to your instructions.

In the absence of voting instructions, the named proxies will vote your shares FOR each of the director nominees and FOR Proposals, 2, 3, and 4. If other matters properly come before the Annual Meeting, the named proxies will vote on such matters using their best judgment to the extent permitted by applicable law and NASDAQ and SEC rules and regulations.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you are a beneficial owner of our stock, meaning that the Selective stock you own is held in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), you should have received access to these proxy materials from your bank, broker, or other nominee by mail or e-mail with information on how to submit your voting instructions. Unless you provide voting instructions to your bank, broker, or other nominee, your shares will not be voted on the election of directors (Proposal 1); the advisory (non-binding) vote on the compensation of Selective’s named executive officers (Proposal 2); and the approval of the amendment and restatement of the Omnibus Stock Plan (Proposal 3). In contrast, we believe brokers are permitted to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 4) and may choose to do so at their discretion. Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal.

HOW WILL VOTES BE COUNTED?

The inspectors of election appointed for the Annual Meeting by the Board of Directors will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Shares represented by proxies that reflect abstentions and broker non-votes are counted for determining whether there is a quorum. We believe brokers may exercise their discretionary voting power for Proposal 4.

For Proposal 1, abstentions and broker non-votes will not be considered in determining whether director nominees have received more “for” votes than “against” votes. Approval of Proposal 2 and Proposal 3 requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes do not affect Proposal 2 and Proposal 3. Approval of Proposal 4 requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions do not affect Proposal 4.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 2, 2018

This Proxy Statement and our 2017 Annual Report to Stockholders are available on
Selective’s Internet website at www.Selective.com.

INFORMATION ABOUT PROPOSAL 1

Election of Directors

Under our By-Laws, directors in uncontested elections must be elected by a majority of votes cast. A majority exists when the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that nominee. For more information on our majority voting policy, please see the section entitled, “Corporate Governance – Majority Voting for Directors in Uncontested Elections” of this Proxy Statement.

All directors stand for election for a one-year term. In all cases, each director will hold office until a successor has been elected and qualified, or until the director’s earlier resignation or removal.

Selective’s Board of Directors currently has 13 members. Under Selective’s Amended and Restated Certificate of Incorporation and By-Laws, Selective may have a minimum of seven and a maximum of 20 directors. By majority vote, the Board of Directors may set the number of directors within this range at any time.

Process for Review and Nomination of Director Candidates

The Corporate Governance and Nominating Committee is responsible for the review and nomination of candidates to the Board of Directors. The Corporate Governance and Nominating Committee reviews all director candidates for possible nomination and election to the Board and seeks such candidates from any source, including:

▪	Directors and management;

▪	Third-party search firms that the Corporate Governance and Nominating Committee may engage from time to time for a fee to identify and assess candidates; and

▪	Stockholders.

Any stockholder proposing one or more Board candidates must submit in writing all information Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires in a solicitation of proxies for the election of a director to the Chairperson of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890.

Regardless of source, the Corporate Governance and Nominating Committee evaluates all candidates based on, among other things, the following standards:

▪	Personal and professional ethics, integrity, character, and values;

▪	Professional and personal experience;

▪	Business judgment;

▪	Skills and expertise;

▪	Industry knowledge;

▪	Independence and avoidance or limitation of potential or actual conflicts of interest;

▪	Dedication and commitment to representing the long-term interests of Selective and its stockholders;

▪	Willingness to dedicate and devote sufficient time to Board duties and activities;

▪	Other appropriate and relevant factors, including the qualifications and skills of the current members of the Board; and

▪	Diversity.

Although Selective has no formal diversity policy, our Corporate Governance Guidelines provide that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, and diversity of opinion. Accordingly, diversity of thought, experience, gender, race, and ethnic background are greatly considered in the director evaluation process.

Director Nominees

No family relationships exist between any of Selective’s current directors, executive officers, and persons nominated by Selective to become a director.

The Board ratified the Corporate Governance and Nominating Committee’s nomination of the 13 directors listed below to stand for election at the 2018 Annual Meeting for terms expiring at the 2019 Annual Meeting or until a successor has been duly elected and qualified. A. David Brown will be retiring at the 2018 Annual Meeting and the Board will be reduced to 13 members.

All 13 nominees have consented to be named in this Proxy Statement and to serve if elected. The Board does not know any reason why any nominee would decline or be unable to serve if elected. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can reduce its size or designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless contrary instructions are given.

NOMINEES OF THE BOARD OF DIRECTORS
Paul D. Bauer, 74 Independent Director, 1998 Lead Independent Director, 2013 to 2017

▪  Consultant to Strategic Resource Group, since 2014.

▪  Executive Vice President and Chief Financial Officer of Tops Markets, Inc., 1970 to 1993.

▪  Director, Rosina Holdings Inc., since 2002.

▪  Director, Fluent Energy Corporation, 2012 to 2014.

▪  Director, Catholic Health System of Western New York, 1998 to 2008.

▪  Co-founder and President, the BISON Children’s Scholarship Fund, since 1995.

▪  Trustee, Holy Angels Academy, 2005 to 2011.

▪  Boston College (B.S.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Bauer is the former chief financial officer of a publicly traded company and served as the Chairman of Selective’s Audit Committee for eight years. Mr. Bauer is very active in the Buffalo community and knowledgeable of Upstate New York, which is an important market for Selective.

NOMINEES OF THE BOARD OF DIRECTORS
John C. Burville, 70 Independent Director, 2006

▪  Insurance Consultant to the Bermuda Government, 2003 to 2007.

▪  Chief Actuary and Senior Rating Agency Manager of ACE Limited, 1992 to 2003.

▪  Member, Bermuda Insurance Advisory Committee, 1985 to 2003.

▪  Fellow of the Institute of Actuaries.

▪  Member, American Academy of Actuaries.

▪  Leicester University, United Kingdom (B.Sc. and Ph.D.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Burville has extensive insurance industry knowledge and served as chief actuary of one of the world’s largest property and casualty insurance companies. He is extremely knowledgeable about reserving and actuarial techniques to calculate ultimate reserve levels. Board members look to Mr. Burville for guidance on actuarial subject matters and his general knowledge of the insurance industry.
Robert Kelly Doherty, 59 Independent Director, 2015

▪  Managing Partner and Founder, Caymen Advisors and Caymen Partners, since 1999.

▪  Vice Chairman, Bankers Trust Company and Bankers Trust New York Corporation, 1997 to 1998; various positions in global trading and investment operations, 1982 to 1997.

▪  Director, Harding Loevner Funds, Inc., since 2004; Lead Director since 2014.

▪  Director, Clarity Capital KCPS, Ltd., 2015 to 2016.

▪  Director, Cyota, Inc., 2000 to 2005; Non-Executive Chairman, 2002 to 2005.

▪  Princeton University (B.A.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Doherty has a wealth of investment experience in both public and private companies. He plays a key advisory role in contributing to Selective’s investment strategies, particularly in the private equity sector, and is knowledgeable about fixed income products. Mr. Doherty also has significant senior management experience with a large financial services company and is familiar with the issues Selective’s senior management faces.
Thomas A. McCarthy, 61 Independent Director, 2018

▪  Executive Vice President and Chief Financial Officer, Cigna Corporation, 2013 to 2017; Vice President, Finance, 2011 to 2013; Acting Chief Financial Officer, 2010 to 2011; Vice President and Treasurer, 2008 to 2010; and Vice President, Strategy and Corporate Development, 2003 to 2008.

▪  Director, Habitat for Humanity of Montgomery & Delaware Counties, since 2017.

▪  Carnegie Mellon University (M.B.A.).

▪  Wharton School of the University of Pennsylvania (B.S.).

Discussion of individual experience, qualifications, attributes, and skills	Mr. McCarthy retired from Cigna in 2017 after more than 30 years with the company. While at Cigna, he was responsible for the company’s strategy and corporate development functions, which included mergers and acquisitions and corporate risk management. Mr. McCarthy was also treasurer and had responsibility for corporate finance, capital management, and treasury operations. Mr. McCarthy’s experience and knowledge will help management fully implement its growth strategy. The Lead Independent Director identified Mr. McCarthy as a potential director after being contacted by a third-party executive search firm.

NOMINEES OF THE BOARD OF DIRECTORS
H. Elizabeth Mitchell, 56 Independent Director, 2018

▪  President, CEO and Director, Renaissance Reinsurance U.S. Inc., 2015 to 2016.

▪  President, Platinum Underwriters Reinsurance, Inc., 2005 to 2015; Chief Executive Officer, 2007 to 2015; Chief Operating Officer and Executive Vice President, 2004 to 2005; Executive Vice President, 2002 to 2004; Director, 2002 to 2015.

▪  Executive Vice President, St. Paul Reinsurance, Inc., 1998 to 2002; Senior Vice President, 1998; Vice President, 1993 to 1998.

▪  Board of Advisors, Hudson Structured Capital Management Ltd., since March 2018.

▪  Director, StanCorp Financial Group, Inc., since May 2017.

▪  Board of Overseers, St. John’s University School of Risk Management and Actuarial Science, 2007 to 2016.

▪  Trustee, The Institutes, 2010 to 2016.

▪  Board Member, Reinsurance Association of America, 2002 to 2007; 2014 to 2016.

▪  Broker and Reinsurance Market Association, Chair of the Board, 2007 to 2008; Vice Chair, 2006 to 2007; Executive Committee, 2006 to 2010; Board Member, 2002 to 2006.

▪  Fellow of the Casualty Actuarial Society.

▪  Member, American Academy of Actuaries.

▪  Member, American Association of Professional Insurance Woman.

▪  College of the Holy Cross (B.A.).

Discussion of individual experience, qualifications, attributes, and skills	Ms. Mitchell is a well-respected insurance industry executive with a proven record of accomplishment leading an organization with sustained profitability. In addition to extensive experience in the property and casualty insurance and reinsurance industries, Ms. Mitchell is very knowledgeable about risk, actuarial, merger and acquisitions, and operational reorganization matters. We expect Ms. Mitchell to contribute her expertise to help us formulate our strategy, risk assessment, and growth plans. The Chairman of the Corporate Governance and Nominating Committee identified Ms. Mitchell, who he has known professionally for over 10 years, as a potential director after learning she had retired from Renaissance Reinsurance U.S. Inc. from Mr. Wilcox, our Executive Vice President and Chief Financial Officer.
Michael J. Morrissey, 70 Independent Director, 2008

▪  President and Chief Executive Officer, International Insurance Society, Inc., since 2009.

▪  Senior Advisor to the United Nations, since 2014.

▪  Chairman and Chief Executive Officer, Firemark Investments, 1983 to 2009.

▪  Director, CGA Group, Ltd., 1998 to 2009.

▪  Member, Board of Overseers, St. John's University School of Risk Management, Insurance and Actuarial Science, since 2012.

▪  Chartered Financial Analyst.

▪  Member, Association of Insurance and Financial Analysts.

▪  Member, New York Society of Securities Analysts.

▪  Member, World Economic Forum Insurance & Asset Management Council.

▪  Boston College (B.A.).

▪  Dartmouth College (M.B.A.).

▪  Harvard University Graduate School of Business Administration (Corporate Financial Management Program).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Morrissey has 45 years of insurance industry experience. He is the head of an international insurance research organization, previously managed an investment firm specializing in insurance companies, and was president and chief investment officer of an insurance company. Mr. Morrissey is very knowledgeable about the insurance industry, the investment community, investor relations, and the analysis of strategic transactions.

NOMINEES OF THE BOARD OF DIRECTORS
Gregory E. Murphy, 62 Employee Director, 1997

▪  Chairman and Chief Executive Officer, Selective, since 2013.

▪  Chairman, President and Chief Executive Officer, Selective, 2000 to 2013.

▪  President and Chief Executive Officer, Selective, 1999 to 2000.

▪  President and Chief Operating Officer, Selective, 1997 to 1999.

▪  Other senior executive, management, and operational positions, Selective, 1980 to 1997.

▪  Certified Public Accountant (New Jersey) (Inactive).

▪  Director, Insurance Information Institute, since 2000.

▪  Director, American Insurance Association, since 2014.

▪  Member, Board of Overseers, St. John’s University School of Risk Management, Insurance and Actuarial Science, since 2015.

▪  Boston College (B.S.).

▪  Harvard University (Advanced Management Program).

▪  M.I.T. Sloan School of Management.

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Murphy is the director most knowledgeable about our operations, having served as Chief Executive Officer for 18 years and having worked at Selective for 38 years. We consider his service on the Board extremely valuable to informed business and strategic decision-making. He has broad experience and knowledge in the areas of reinsurance, insurance pricing, and industry fundamentals. Mr. Murphy has extensive contacts in the insurance industry and serves as a director of several important industry groups. He served as our Chief Financial Officer before assuming other leadership positions and is very knowledgeable on financial and investment matters.
Cynthia S. Nicholson, 53 Independent Director, 2009

▪  Chief Marketing Officer, Forkcast since September 2017, Chief Operating Officer, 2015 to September 2017.

▪  Chief Marketing Officer, Softcard®, 2013 to 2015.

▪  Executive Vice President and Chief Marketing Officer, Equinox Holdings, Inc., 2010 to 2012.

▪  Advisor, GamesThatGive, Inc., 2010 to 2011; Principal Strategist and Director, 2009 to 2010.

▪  Senior Vice President and Chief Marketing Officer, Pepsi-Cola North America, a division of PepsiCo, Inc., 2005 to 2008.

▪  Director, Heartland Consumer Products Investments Holdings, since 2016.

▪  Member of Advisory Board, Lavit, LLC, since May 2017.

▪  Director, Association of National Advertisers, 2006 to 2008.

▪  University of Illinois (B.S.).

▪  Kelley School of Business, Indiana University (M.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.	Ms. Nicholson is a marketing expert with 29 years of experience in various industries. She served as chief marketing officer at both Equinox Holdings, Inc. and Pepsi-Cola North America. Ms. Nicholson has extensive experience with brand building, advertising, media buying, promotions, digital and social media, and direct marketing. We believe her marketing expertise is invaluable as we explore branding and marketing efforts to differentiate ourselves with distribution partners and address competitive issues in the property and casualty insurance industry.

NOMINEES OF THE BOARD OF DIRECTORS
Ronald L. O’Kelley, 73 Independent Director, 2005

▪  Chairman and Chief Executive Officer, Atlantic Coast Venture Investments Inc., 2003 to 2008 and since 2009.

▪  President and Chief Executive Officer, U.S. Shipping Partners, L.P., 2008 to 2009. In April 2009, U.S. Shipping Partners, L.P. filed for protection under Chapter 11 of the U.S. Bankruptcy Code and emerged reorganized as U.S. Shipping Corp. in November 2009.

▪  Executive Vice President, Chief Financial Officer and Treasurer, State Street Corporation, 1995 to 2002.

▪  Advisory Director, Donald H. Jones Center for Entrepreneurship, Tepper School of Business, Carnegie Mellon University, since 2003.

▪  Certified Public Accountant (Texas) (Inactive).

▪  Duke University (A.B.).

▪  Carnegie Mellon University (M.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. O’Kelley is the former chief financial officer of a large multi-national financial services organization. He has extensive experience in corporate restructurings for both manufacturing organizations and financial institutions. Mr. O’Kelley has a demonstrated track record of implementing corporate strategy through mergers and acquisitions, divestitures, and debt and equity fund raisings. He has significant experience as a director of other public companies.
William M. Rue, 70 Non-Independent Director, 1977

▪  Chairman, Rue Insurance, an insurance agency, since 2013; President and former Executive Vice President, Rue Insurance, 1969 to 2013.

▪  President, Rue Financial Services, Inc., 2002 to 2012.

▪  Director, System and Affiliate Members Limited, 2015 to 2016.

▪  Director, 1st Constitution Bank, since 1989; Secretary of the Board, since 2005.

▪  Director, 1st Constitution Bancorp, since 1999; Secretary of the Board, since 2005.

▪  Director, Robert Wood Johnson University Hospital at Hamilton, since 1994; Chairman, since 2015.

▪  Director, Robert Wood Johnson University Hospital Foundation, 1999 to 2012.

▪  Director, Robert Wood Johnson Health Care Corp., 2011 to 2016.

▪  Trustee, Rider University, 1993 to 2012 and since 2013.

▪  Member, Independent Agents & Brokers Association.

▪  Member, Society of Chartered Property and Casualty Underwriters.

▪  Member, Professional Insurance Agents Association.

▪  Member, Management Committee, PL Services, LLC.

▪  Certified Insurance Counselor.

▪  President, The Rue Foundation, since 2004.

▪  Rider College (B.S.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Rue has been one of our independent agents for 49 years and was the chief executive of his agency for 31 years. Because we principally distribute our products through independent agents, we believe it is extremely valuable for informed business and strategic decision-making for the Board to have input from, and understand the views of, an independent agent who has strong knowledge of our operations and the competitive landscape.

NOMINEES OF THE BOARD OF DIRECTORS
John S. Scheid, 62 Independent Director, 2014

▪  Owner and sole member, Scheid Investment Group, LLC, since 2013.

▪  Director, Dynamis Corporation, since 2016.

▪  Director, Messmer Catholic Schools, since 2013; Chairman, since 2016.

▪  Member, Finance Council for the Archdiocese of Milwaukee, since 2016.

▪  Chairman, Accounting Examining Board, State of Wisconsin, since 2013.

▪  Member, Golden Angels Investment Group, since 2013.

▪  Director, University of Wisconsin-Milwaukee Foundation, 2002 to 2011; Emeritus Director, since 2011.

▪  Investment Committee Member, Marquette University High School, since 2011.

▪  PricewaterhouseCoopers, LLP, Senior Partner, 2009 to 2013; Global Insurance Assurance Practice Leader, 2001 to 2009; Chairman, Americas Insurance Practice, 2001 to 2010; U.S. Insurance Practice Leader, 1995 to 2001; Midwest Region Financial Services Leader, 1991 to 1995; Partner, 1988 to 1991; other positions 1977 to 1988.

▪  Director and Audit Committee Chair, Pine River Re Holdings Ltd, March to December 2014.

▪  Member, Board of Governors, Junior Achievement Worldwide, since 2004; Audit Committee Chair, since 2004.

▪  Certified Public Accountant (Wisconsin).

▪  University of Notre Dame (B.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Scheid retired after 36 years at PricewaterhouseCoopers LLP, most recently serving as a senior partner, primarily in the insurance and asset management industries. He has extensive experience in financial management, public company governance, and corporate transactions. Mr. Scheid’s financial experience and keen sense of industry trends are extremely valuable to Selective in the constantly changing cycle of the property and casualty insurance industry.
J. Brian Thebault, 66 Independent Director, 1996 Lead Independent Director, since 2017

▪  Partner, Thebault Associates, since 1987.

▪  Chairman, Earth-Thebault, 2007 to 2009.

▪  Chairman and Chief Executive Officer, L.P. Thebault Company, 1998 to 2007; President and Chief Executive Officer, L.P. Thebault Company, 1984 to 1998.

▪  Director, Curex Group Holdings LLC, since 2010.

▪  Trustee, The Peck School, 1994 to 2010.

▪  Trustee, The Delbarton School, 1990 to 2007.

▪  University of Southern California (B.S.).

Discussion of individual experience, qualifications, attributes, and skills.	For most of his career, Mr. Thebault has run closely-held businesses, which is the ownership structure of many of our commercial customers. Through his career in the printing industry, he has a strong background in sales, marketing, finance matters, and business strategy.
Philip H. Urban, 65 Independent Director, 2014

▪  President and Chief Executive Officer, Grange Insurance, 1999 to 2010.

▪  President, Personal Lines, Guaranty National Insurance Company, 1996 to 1999.

▪  Senior Vice President, Great American Insurance Company, 1990 to 1996.

▪  Chairman, Integrity Insurance, 2002 to 2010.

▪  Chairman, The Grange Bank, 1999 to 2007.

▪  Director, The Jeffrey Company, since 2005.

▪  Miami University of Ohio (B.A.).

▪  Ohio State University (M.B.A).

Discussion of individual experience, qualifications, attributes, and skills.	Mr. Urban has a wealth of property and casualty insurance experience, both as a senior executive and as a board member. He has first-hand knowledge of the independent agent distribution channel, geographic market expansion, and insurance products and technology, which he uses to contribute to Selective’s strategic direction.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

The following table shows as of February 19, 2018:

▪	The number of shares of Selective common stock beneficially owned by each director, the Chairman of the Board and Chief Executive Officer (the “Chief Executive Officer” or “CEO”), and the other named executive officers, as described in our Compensation Discussion and Analysis in this Proxy Statement; and

▪	The number of shares of Selective common stock beneficially owned by our directors and executive officers as a group.

	Number of Shares
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days of February 19, 2018	Total Shares Beneficially Owned(1)	Percent of Class
Bauer, Paul D.	71,777		0	71,777	*
Brown, A. David	11,389		7,953	19,342	*
Burville, John C.	59,278		22,565	81,843	*
Doherty, Robert Kelly	16,715		0	16,715	*
Lanza, Michael H.	39,116		0	39,116	*
Marchioni, John J.	160,393		0	160,393	*
McCarthy, Thomas A.	0		0	0	*
Mitchell, H. Elizabeth(2)	0		0	0	*
Morrissey, Michael J.	13,341		11,565	24,906	*
Murphy, Gregory E.	252,270		12,953	265,223	*
Nicholson, Cynthia S.	27,310		7,953	35,263	*
O’Kelley, Ronald L.	55,371		22,565	77,936	*
Rue, William M.	380,863	(3)	22,565	403,428	1%
Scheid, John S.	12,689		0	12,689	*
Thebault, J. Brian	102,536	(4)	22,565	125,101	*
Urban, Philip H.	12,931		0	12,931	*
Wilcox, Mark A.	14,021		0	14,021	*
All directors and executive officers, as a group (17 persons)	1,230,000		130,684	1,360,684	2%

* Less than 1% of the common stock outstanding.

(1) No directors or executive officers hold Selective common stock in margin accounts or have Selective common stock pledged for a loan or stock purchase.

(2) Ms. Mitchell was appointed to Selective’s Board effective as of March 9, 2018.

(3) Includes: (i) 43,361 shares held by Chas. E. Rue & Son, Inc. t/a Rue Insurance (“Rue Insurance”), an independent insurance agency of which Mr. Rue is Chairman and owner of more than a 10% equity interest (see the section entitled, “Transactions with Related Persons” of this Proxy Statement for more information); and (ii) 5,226 shares held by Mr. Rue’s wife.

(4) Includes 118 shares held in custody for, and 104 shares held by, a daughter of Mr. Thebault.

Security Ownership of Certain Beneficial Owners

The following table lists the only persons or groups Selective knows to be the beneficial owners of more than 5% of any class of Selective’s voting securities as of December 31, 2017, based on Schedules 13G/A filed by the beneficial owners on January 19, 2018, February 9, 2018, and February 9, 2018, respectively, with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,494,513 shares of common stock	12.8%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,450,642 shares of common stock	9.33%
Common Stock	Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,313,602 shares of common stock	7.39%

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions, and biographies are set forth below. Our executive officers are appointed by and serve at the discretion of our board of directors.

EXECUTIVE OFFICERS
Gregory E. Murphy, 62 Chairman and Chief Executive Officer	▪ For information regarding Mr. Murphy, please see the section entitled, “Information about Proposal 1 – Director Nominees” of this Proxy Statement.
John J. Marchioni, 48 President and Chief Operating Officer

▪  Present position since 2013.

▪  Executive Vice President, Insurance Operations, Selective, 2010 to 2013.

▪  Executive Vice President, Chief Underwriting and Field Operations Officer, Selective, 2008 to 2010.

▪  Executive Vice President, Chief Field Operations Officer, Selective, 2007 to 2008.

▪  Senior Vice President, Director of Personal Lines, Selective, 2005 to 2007.

▪  Various insurance operations and government affairs positions, Selective, 1998 to 2005.

▪  Director, Consumer Agent Portal, LLC, since 2011.

▪  Director, Commerce and Industry Association of New Jersey, since 2015.

▪  Chartered Property Casualty Underwriter (CPCU).

▪  Princeton University (B.A.).

▪  Harvard University (Advanced Management Program).

Mark A. Wilcox, 50 Executive Vice President, Chief Financial Officer

▪  Present position since January 2017.

▪  Senior Vice President, Corporate Controller and Chief Accounting Officer of RenaissanceRe Holdings Ltd., 2005 to 2016.

▪  Vice President and Internal Auditor, RenaissanceRe Holdings Ltd., 2003 to 2005.

▪  Senior Manager, Audit and Business Advisory Services – Insurance Practice, PricewaterhouseCoopers LLP, 2001 to 2003; various positions, 1997 to 2001.

▪  Certified Public Accountant (Washington, D.C).

▪  Chartered Financial Analyst.

▪  University of South Florida (B.S.).

▪  Georgetown University (M.B.A.).

▪  Oxford University, Graduate Summer Program in International Management.

EXECUTIVE OFFICERS
Michael H. Lanza, 56 Executive Vice President, General Counsel, and Chief Compliance Officer

▪  Present position since 2007.

▪  Senior Vice President and General Counsel, Selective, 2004 to 2007.

▪  Trustee, Newton Medical Center Foundation, since 2014.

▪  Member, Society of Corporate Secretaries and Corporate Governance Professionals.

▪  Member, National Investor Relations Institute.

▪  University of Connecticut (B.A.).

▪  University of Connecticut School of Law (J.D.).

TRANSACTIONS WITH RELATED PERSONS

Director William M. Rue is Chairman, and owns more than 10%, of the equity of Rue Insurance, an independent insurance agency that has been appointed to do business on behalf of Selective’s insurance subsidiaries since 1928. Mr. Rue has two children who are employed by Rue Insurance: a daughter; and a son, who also serves as president of the agency. The appointment of Rue Insurance as an independent agent was made on similar terms and conditions as other agents of Selective’s insurance subsidiaries and includes the right to: (i) receive commissions for policies placed; and (ii) participate in the Amended and Restated Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies (2010), Amended and Restated as of February 1, 2017.

In 2017, Rue Insurance placed insurance policies for its customers and itself with Selective’s insurance subsidiaries and earned $2.2 million of commissions on direct premiums written of $11.1 million. Selective expects the relationship with Rue Insurance will continue in 2018. For additional information regarding Mr. Rue, see the section entitled, “Information about Proposal 1 – Director Nominees” of this Proxy Statement.

Review, Approval, or Ratification of Transactions with Related Persons

Selective has a written Related Person Transactions Policy and Procedures (the “Related Person Policy”).

The Related Person Policy defines “Related Person Transactions” as any transaction, arrangement, or relationship in which Selective or any of its subsidiaries was, is, or will be a participant and the amount involved exceeds $20,000, and in which any “Related Person” had, has, or will have a direct or indirect interest. A “Related Person” under the Related Person Policy is generally: (i) any director, executive officer, or nominee to become director of Selective or an immediate family member of such person; (ii) a beneficial owner of more than 5% of Selective’s common stock or an immediate family member of such beneficial owner; and (iii) any firm, corporation, or other entity in which any person included in (i) or (ii) is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in Selective’s common stock.

Under the Related Person Policy, the Audit Committee (or Chairperson of the Audit Committee if between meetings) must approve Related Person Transactions. In its review, the Audit Committee considers all available relevant facts and circumstances of the proposed transaction, including: (i) the benefits to Selective; (ii) the impact on a director’s independence; (iii) the availability of other sources for comparable products and services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No Audit Committee member may participate in any review, consideration, or approval of any Related Person Transaction in which such director or any of his or her immediate family members is the Related Person. The Audit Committee only approves those Related Person Transactions that it considers are in, or not inconsistent with, the best interests of Selective and its stockholders.

Director Independence

The Board of Directors has determined that all directors are independent under NASDAQ and SEC rules and regulations – except Messrs. Murphy and Rue.1 In making its determination, the Board considered disclosures made by the directors related to various transactions, relationships, or arrangements involving Selective. Disclosures by the following two directors required analysis:

Ronald L. O’Kelley: In determining that Mr. O’Kelley is an independent director, the Board considered that two of his daughters and a son-in-law are employed with companies with which we do business.2 As: (i) Mr. O’Kelley, his daughters, and son-in-law have no involvement in such transactions; (ii) the relationships with such companies pre-date the employment of his daughters with these companies and his daughter’s marriage to the son-in-law; and (iii) the amount of revenue involved in such arrangements is immaterial to the business of such entities, the Board determined that these arrangements do not affect Mr. O’Kelley’s independence under applicable NASDAQ and SEC rules and regulations.

John S. Scheid: In determining that Mr. Scheid is an independent director, the Board considered that we currently provide insurance coverage to the Messmer Catholic Schools (“Messmer”), a charitable organization of which Mr. Scheid has been a director since 2013 and chairman since 2016. We provide insurance coverage to Messmer on terms no more favorable than to other third parties. As: (i) Mr. Scheid has no involvement in the securing of such insurance policy coverage; (ii) his relationship with Messmer pre-dates his membership on our Board; and (iii) our business relationship with Messmer pre-dates Mr. Scheid’s appointment to Selective’s Board, the Board determined that this arrangement does not affect Mr. Scheid’s independence under applicable NASDAQ and SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Selective’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Selective’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Selective’s equity securities. Directors, executive officers, and greater than 10% stockholders are required by SEC regulations to furnish Selective with copies of all Section 16(a) Exchange Act reports they file. Based solely on Selective’s review of the provided copies of Forms 3, 4, and 5, or written representations from certain reporting persons that Forms 5 were not required, Selective believes that all directors, executive officers, and greater than 10% beneficial owners timely met all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2017.

____________________________

1 For a description of the transactions, relationships, or arrangements related to Mr. Rue, see the section entitled, “Transactions with Related Persons.”

2 A daughter of Mr. O’Kelley is Vice President for Quality Improvement & Compliance with Liberty Mutual Insurance Company (“Liberty Mutual”). One of our insurance subsidiaries has had an agreement since 2011 with a Liberty Mutual subsidiary that provides long-term disability insurance and long-term, short-term and related disability and leave management services to Selective and its employees. The aggregate annual premium Selective pays for these services is approximately $688,000, including approximately $280,000 of contributions by Selective’s employees for supplemental disability insurance coverage. Liberty Mutual’s aggregate revenues for 2017 were approximately $39.4 billion. In 2014, another daughter of Mr. O’Kelley became Managing Director of State Street Global Markets, LLC, a subsidiary of State Street Corporation (“State Street”). Selective paid State Street Bank and Trust Company, a subsidiary of State Street, approximately $306,000 in 2017 for security custodial and banking services. State Street’s aggregate revenues for 2017 were approximately $11.2 billion. Mr. O’Kelley’s daughter has no involvement with these transactions. This same daughter is married to the Vice President, Executive Relationship Manager – US / Canada of American International Group, Inc. (“AIG”). In 2017, we ceded approximately $155,000 of premium to American International Reinsurance Company (“AIRCO”), an AIG subsidiary. AIRCO is a participant on several layers of our property catastrophe reinsurance program. In addition, National Union Fire Insurance Company of Pittsburgh (“National Union”), a subsidiary of AIG, participated in our 2008 national workers compensation reinsurance pool quota share treaty. In 2017, we received approximately $26,000 in recovered net losses under that treaty from National Union.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Selective has established Corporate Governance Guidelines that are available for review in the Corporate Governance subsection of the Investors section of Selective’s website, www.Selective.com. These guidelines provide for the election of a Lead Independent Director, who supervises meetings of Selective’s independent directors that occur at least semi-annually. J. Brian Thebault is presently the Lead Independent Director. In 2017, Selective’s independent directors met four times outside the presence of management.

All members of the Audit Committee, the Corporate Governance and Nominating Committee, and the Salary and Employee Benefits Committee are independent directors under NASDAQ and SEC rules and regulations.

Majority Voting for Directors in Uncontested Elections

Selective’s Board of Directors has adopted a majority voting policy for uncontested elections of incumbent directors. To be re-elected to the Board, an incumbent director must receive a majority vote by stockholders, unless the Corporate Secretary determines that the number of nominees exceeds the number of directors to be elected. If any incumbent director nominee receives less than a majority of votes cast, the following process must be followed:

▪	The incumbent director must tender his or her resignation to the Chairman of the Board within five days following the certification of the election results.

▪	Within 45 days after the stockholders’ meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board regarding whether to accept the director’s resignation. In determining and making its recommendation to the Board, the committee may consider any factors it deems relevant and a range of possible alternatives concerning the director’s tendered resignation.

▪	Within 90 days after the stockholders’ meeting, the Board of Directors shall formally act on the Corporate Governance and Nominating Committee’s recommendation and, within four business days of doing so, shall file with the SEC a Form 8-K in which it discloses its decision, the rationale for its decision, and the process it followed in reaching the decision to accept or reject the director’s tendered resignation.

▪	Any incumbent director who fails to receive a majority of votes cast and tenders a resignation may not participate or vote in the deliberations of the Corporate Governance and Nominating Committee or the Board related to his or her resignation. If every member of the Corporate Governance and Nominating Committee fails to receive a majority vote at the same stockholders’ meeting, then the independent directors who received a majority vote and any independent directors who did not stand for re-election must appoint from themselves an ad hoc Board committee to consider the tendered resignations and make a recommendation to the Board whether it should accept them. If fewer than three directors would constitute an ad hoc committee, the entire Board (other than the individual director whose resignation is being considered) will make the determination to accept or reject the director’s resignation.

Stock Ownership and Retention Requirements and Hedging

Selective believes that stock ownership by directors and management encourages the enhancement of stockholder value. Selective’s stock ownership guidelines, which are based on prevailing corporate governance practices, are included in our Corporate Governance Guidelines, which are available in the Corporate Governance subsection of the Investors section of www.Selective.com.

The following table shows the common stock ownership guidelines for our directors and certain officers. Each director must meet the guidelines within five years of his or her first election to the Board and each officer must meet the guidelines on the later of March 31, 2015, or within six years of attaining the specified position:

Position	Requirement
Directors	5 x annual retainer
Chairman and CEO	4 x base salary
Chief Operating Officer	3.5 x base salary
Senior Executive Vice Presidents and Executive Vice Presidents	2.5 x base salary
Senior Vice Presidents or equivalent job grade	1.5 x base salary

In calculating ownership under the guidelines:

▪	Shares of Selective common stock currently owned, awards of restricted stock or restricted stock units (including related dividend equivalent units) not yet vested, and shares of Selective common stock held in benefit plan investments (i.e., 401(k) plan) are counted;

▪	Unexercised stock options are not counted; and

▪	Deferred shares of Selective common stock held in accounts of directors are counted.

Officers are required to retain direct ownership of at least 75% of the shares acquired under an equity award granted under any Selective equity compensation plan or other written compensatory arrangements that pays out after July 27, 2011, net of taxes and transaction costs, unless the officer has met his or her applicable stock ownership requirement as set forth above. Our directors and officers have met, or are on track to meet, the required ownership guidelines.

Selective officers, directors, and employees are prohibited from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving Selective common stock. These transactions would allow an officer, director, or employee to hold Selective securities without the full risks and rewards of ownership. When that occurs, the officer, director, or employee may no longer have the same objectives as Selective’s other stockholders. For this reason, such hedging or monetization transactions are prohibited.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held five meetings in 2017. All directors attended 75% or more of the aggregate of the meetings of the Board of Directors and their respective committees for the period during which they were directors in 2017. Selective expects all directors to attend the Annual Meeting, and all directors serving on the Board on April 26, 2017, attended the 2017 Annual Meeting.

The Board has five standing committees:

▪	Audit Committee;

▪	Corporate Governance and Nominating Committee;

▪	Executive Committee;

▪	Finance Committee; and

▪	Salary and Employee Benefits Committee.

The following tables provide information on each of the five committees:

Audit Committee
Written Charter is available in the Corporate Governance subsection of the Investors section of www.Selective.com	2017 Meetings: 5
Responsibilities:
▪	Oversee the accounting and financial reporting processes and the audits of the financial statements.
▪	Review and discuss with Selective’s management and independent auditors Selective’s financial statements, reports, and other information provided to the public and filed with the SEC.
▪	Monitor the activities of Selective’s Internal Audit Department and review and concur in the appointment, compensation, replacement, reassignment, or dismissal of the Chief Audit Executive.

▪	Monitor Selective’s internal controls regarding finance, accounting, and legal compliance.
▪	Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.
▪	Assist the Board in overseeing Selective’s enterprise risk management function. Discuss with management Selective’s major financial, operational, or other risk exposures and steps management has taken to monitor and manage such exposures.
▪	Appoint Selective’s independent registered public accounting firm and supervise the relationship between Selective and its independent auditors, including reviewing their performance, making decisions about their compensation, retention and removal, reviewing and approving in advance their audit services and permitted non-audit services, and confirming the independence of the independent auditors.

Director Members:	Independent
John S. Scheid, Chairperson and designated Audit Committee financial expert	Yes
John C. Burville	Yes
Robert Kelly Doherty	Yes
Thomas A. McCarthy	Yes
H. Elizabeth Mitchell	Yes
Ronald L. O’Kelley	Yes
Philip H. Urban	Yes

Corporate Governance and Nominating Committee
Written Charter is available in the Corporate Governance subsection of the Investors section of www.Selective.com	2017 Meetings: 5
Responsibilities:
▪	Establish criteria for director selection, and identify and recommend to the Board nominees for director.
▪	Review and assess Selective’s Corporate Governance Guidelines and recommend changes to the Board.
▪	Recommend to the Board the directors to serve as members of the Board committees, chairpersons of the committees, and Lead Independent Director.
▪	Advise the Board regarding Board composition, procedures, and committees.
▪	Review and update Selective’s Code of Conduct and review conflicts of interest or other issues that may arise under the Code of Conduct involving Selective’s officers or directors.
▪	Oversee the self-evaluations of the Board and its committees.
▪	Review, jointly with the Salary and Employee Benefits Committee, CEO and executive management succession planning and professional development.
▪	Make a recommendation to the Board as to whether to accept an incumbent director’s tendered resignation if the director fails to receive a majority vote in an uncontested election of directors.
Director Members:	Independent
Michael J. Morrissey, Chairperson	Yes
A. David Brown	Yes
H. Elizabeth Mitchell	Yes
Cynthia S. Nicholson	Yes
J. Brian Thebault	Yes
Philip H. Urban	Yes

Executive Committee
No Charter. Responsibilities defined in By-Laws.	2017 Meetings: 0
Responsibilities:
▪ Authorized by Selective’s By-Laws to exercise the Board of Directors’ powers and authority in the management of Selective’s business and affairs between Board meetings.
▪	Has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it, except concerning Selective’s investments or as prohibited by law.
Director Members:	Independent
Gregory E. Murphy, Chairperson	No
J. Brian Thebault, Lead Independent Director	Yes
John C. Burville	Yes
Robert Kelly Doherty	Yes
Michael J. Morrissey	Yes
John S. Scheid	Yes

Finance Committee
Written Charter is available in the Corporate Governance subsection of the Investors section of www.Selective.com	2017 Meetings: 6
Responsibilities:
▪	Review and approve changes to Selective’s investment policies, strategies, and programs.
▪	Review investment transactions made on behalf of Selective and review the performance of Selective’s investment portfolio and external investment managers.
▪	Review matters relating to the investment portfolios of the benefit plans of Selective and its subsidiaries, including the administration and performance of such portfolios.
▪	Review Selective’s reinsurance program, including structure, pricing, and financial strength of participating reinsurers of the program.
▪	Appoint members of Selective’s Management Investment Committee.
▪	Review and make recommendations to the Board regarding payment of dividends.
▪	Review Selective’s capital structure and significant expenditures, and provide recommendations to the Board regarding financial policies and matters of corporate finance.
Director Members:	Independent
Robert Kelly Doherty, Chairperson	Yes
Paul D. Bauer	Yes
Thomas A. McCarthy	Yes
Michael J. Morrissey	Yes
Ronald L. O’Kelley	Yes
William M. Rue	No
John S. Scheid	Yes

Salary and Employee Benefits Committee
Written Charter is available in the Corporate Governance subsection of the Investors section of www.Selective.com	2017 Meetings: 6
Responsibilities:
▪	Oversee, review, and administer compensation, equity, and employee benefit plans and programs related to the employees and management of Selective and its subsidiaries.
▪	Review annually, and approve corporate goals and objectives relevant to executive compensation and evaluate the performance of the CEO and other executive officers in light of those goals.
▪	Review annually and approve Selective’s compensation strategy for employees.
▪	Review annually and determine the individual elements of total compensation for the CEO and other executive officers.
▪	Review, jointly with the Corporate Governance and Nominating Committee, CEO and executive management succession planning and professional development.
▪	Review and approve compensation for non-employee directors.
▪	Review the independence and engagement of the independent executive compensation consultant.

Director Members:	Independent
John C. Burville, Chairperson	Yes
Paul D. Bauer	Yes
A. David Brown	Yes
Michael J. Morrissey	Yes
Cynthia S. Nicholson	Yes
J. Brian Thebault	Yes

RISK MANAGEMENT

Board Leadership Structure

Our two principal Board leadership positions are: (i) Chairman of the Board; and (ii) Lead Independent Director. The Lead Independent Director position is defined in our Corporate Governance Guidelines and is very similar to the role of an independent non-executive Chairman. We believe our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. The Corporate Governance and Nominating Committee also conducts annual self-assessments and evaluates their effectiveness of the Board and its committees.

The Lead Independent Director is responsible for coordinating the activities of the independent directors and performing various other duties. The Lead Independent Director’s general authority and responsibilities are as follows:

▪	Presiding at all meetings of independent directors, as appropriate, and providing prompt feedback to the Chairman and CEO;

▪	Serving as a point of contact for Board members to raise issues that they may not be able to readily address with the Chairman and CEO;

▪	Ensuring that matters of importance to the directors are placed on the Board’s meeting agendas;

▪	Assuring that the Chairman and CEO understands the Board’s views on all critical matters;

▪	Assuring that the Board understands the Chairman and CEO's views on all critical matters; and

▪	Calling executive sessions of the independent directors and serving as chairman of such meetings.

Our Lead Independent Director is J. Brian Thebault, who was appointed in 2017 and has served on our Board since 1996. Our Chairman of the Board since 2000 is Gregory E. Murphy, our Chief Executive Officer. At this time, we believe there is a benefit to having Mr. Murphy serve as both Chairman of the Board and Chief Executive Officer. As the executive with primary responsibility for managing our day-to-day operations, he is best positioned to chair regular Board meetings and to ensure that key business issues and risks are brought to the attention of our Board or its appropriate committee.

Enterprise Risk Management

As a property and casualty holding company, our insurance subsidiaries are in the business of assuming risk. We categorize our major risks into the following five broad categories:

▪	Asset risk, which stems primarily from our investment portfolio and reinsurance recoverables and includes credit and market risk;

▪	Underwriting risk, which is the risk that the insured losses are higher than our expectations, including losses from inadequate loss reserves, larger than expected non-catastrophe current accident year losses and catastrophe losses;

▪	Liquidity risk, which is the risk we will be unable to meet contractual obligations as they become due because we are unable to liquidate assets or obtain adequate funding without incurring unacceptable losses;

▪	Emerging risks, which are new and known but evolving risks that may have a significant impact on our financial strength, reputation, or long-term strategy; and

▪	Other risks, including a broad range of operational risks that can be difficult to quantify, such as legal, regulatory, reputational, and strategic risks as well as the risk of fraud, human failure, and failure of controls and systems.

Our internal control framework operates with the three lines of defense model. The first line of defense consists of individual functions that deliberately assume risks and own and manage our risk on a day-to-day and business operational basis. The second line of defense is responsible for risk oversight and also supports the first line to understand and manage risk. A dedicated risk team led by the Chief Risk Officer is responsible for this second line and reports to the Chief Financial Officer. The third line of defense is our Internal Audit team, which provides independent, objective assurance as to the assessment of the adequacy and effectiveness of our internal control environment. It also coordinates risk-based audits and compliance reviews and other specific initiatives to evaluate and address risk within targeted areas of our business.

We use Enterprise Risk Management (“ERM”) as part of our governance and control process to take an entity-wide view of our major risks and their impact. Our ERM framework is designed to identify, measure, report, and monitor our major risks and develop appropriate responses to support successful execution of our business strategy.

Our Board oversees our ERM process and sets our overall risk appetite, while the Executive Risk Committee is responsible for the holistic evaluation and supervision of our aggregated risk profile and determination of future risk management actions in support of our overall risk appetite. In addition to the Board’s oversight of our overall risk and the ERM process, various committees of the Board oversee risks specific to their areas of supervision and report their activities and findings to the full Board. The Executive Risk Committee uses various management committees for detailed analysis and management of specific major risks. The Executive Risk Committee primarily consists of the Chief Executive Officer, his direct reports and key operational leaders, each of whom is responsible for management of risk in his or her respective area, and the Chief Risk Officer.

In addition to the various committees and the governance process over ERM, we believe that high-quality and effective ERM is best achieved when it is a shared cultural value throughout the organization. We consider ERM to be a key process that is the responsibility of every employee. We have developed and use tools and processes that we believe support a culture of risk management and create a robust framework of ERM within our organization. In addition, our compensation policies and practices as well as our governance framework, including our Board’s leadership structure, are designed to support our overall risk appetite and strategy. We believe that our ERM processes and practices help us to identify potential events that may affect us, quantify, evaluate and manage the risks to which we are exposed, and provide reasonable assurance regarding the achievement of our objectives.

We rely on quantitative and qualitative tools to identify, prioritize, and manage our major risks including proprietary and third-party computer modeling as well as various other analyses. The Executive Risk Committee meets at least quarterly and reviews and discusses various aspects and the interrelation of Selective’s major risks, including, but not limited to, capital modeling results, capital adequacy, risk metrics, emerging risks, and sensitivity analysis. The Chief Risk Officer reports on the Executive Risk Committee’s activities, analyses, and findings to the Board or the appropriate Board committee, and provides a quarterly update on certain risk metrics. Consistent with the requirements of state insurance regulators, our insurance subsidiaries annually file their Own Risk and Solvency Assessment report, which is an internal assessment of our insurance subsidiaries’ solvency. The Chief Risk Officer develops the report in coordination with members of the Executive Risk Committee, and the report is provided to the Board. The Chief Risk Officer reports on the Executive Risk Committee’s activities, analyses, and findings to the Board or the appropriate Board committee, and provides a quarterly update on certain risk metrics.

Compensation Risk Assessment

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our operations or results. To make this determination, we conducted an internal risk assessment of our compensation policies and programs. In performing the risk assessment, we considered that we operate in an industry based almost entirely on managing risk, and we believe that our risk management function is robust. We also analyzed the issues detailed in the proxy disclosure rules and gave close consideration to the following points:

▪	The compensation policies and practices for employees of our reportable segments are similar and no reportable segment carries a disproportionate portion of our corporate risk profile. Our insurance operations, which sell property and casualty insurance products, are subject to, among other things, risks related to significant competition and extensive losses from catastrophic events and acts of terrorism. Our investment segment, which invests premiums collected by the insurance operations and proceeds from capital transactions, is subject to, among other things, global economic risks, such as adverse impacts from governmental monetary policies, and risks inherent in the equity and debt markets;

▪	Our compensation policies are consistent with our overall risk structure and we award a significant portion of our senior officers’ compensation on the accomplishment of financial performance goals that are measured over a three-year period; and

▪	In addition to our compensation policies and practices to incentivize our employees to take appropriate levels of risk, we have developed a set of controls and governance processes to manage our risk profile. These include escalation processes based on various levels of individual authorities, a comprehensive set of management and Board committees that focus on analysis, management, and reporting of specific major risks of the organization, and robust internal audit processes. These controls and governance processes, along with our risk management process described in the Enterprise Risk Management section of this Proxy Statement, are designed to help us understand and react to changes in our risk profile and effectively manage our risk profile to our risk appetite.

We also considered our overall compensation program, including:

▪	The features of our compensation program and whether they align with our compensation philosophy;

▪	The compensation program has multiple financial and strategic measures that balance profitability and growth. Our financial goals are based on a statutory combined ratio[3], which is an accepted insurance industry standard of profitability, return on equity, statutory net premiums written (“NPW”) growth, and statutory operating return on policyholder surplus. Our strategic goals are based on, among other things, pricing, retention, and profitability of business, that are intended to incentivize profitable growth;

▪	The maximum potential payments under our compensation plans;

▪	The mix of fixed versus variable compensation;

▪	The balance between cash and equity compensation;

▪	The ratio of compensation based on long-term versus short-term performance metrics; and

▪	The timing of equity award grants and vesting.

We also considered that, from time-to-time, we adjust our compensation programs as risks in our industry and reportable segments change to help ensure that compensation and risk remain appropriately aligned.

Finally, we reviewed our various risk mitigation strategies in the compensation context, including:

▪	The stock ownership and retention requirements for management outlined in the section entitled, “Stock Ownership and Retention Requirements and Hedging” of this Proxy Statement;

▪	The independent oversight of compensation programs by the Salary and Employee Benefits Committee of the Board, including oversight of goals and performance measures; and

▪	The Board’s role in risk oversight, which includes receiving, analyzing, and making due inquiry about reports from its committees, including the Salary and Employee Benefits Committee, and management’s Executive Risk Committee.

STOCKHOLDER COMMUNICATIONS

Stockholders may send communications to the Board of Directors or individual directors in writing c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890 or by e-mail to corporate.governance@Selective.com. The Board has instructed the Corporate Secretary to use discretion in forwarding unsolicited advertisements, invitations to conferences, or other promotional material.

CODE OF CONDUCT

Selective has adopted a Code of Conduct that provides guiding business ethics principles for all Selective personnel, including executive officers. The Code of Conduct is located in the Corporate Governance subsection of the Investors section of Selective’s website, www.Selective.com. Any amendment to or waiver from the provisions of the Code of Conduct that applies to Selective’s senior executive officers will be posted to Selective’s website.

____________________________

3 Our statutory combined ratio is similar to our GAAP combined ratio, except that costs related to the successful acquisition of insurance contracts are deferred and amortized over the life of the insurance policies under GAAP, while these costs are expensed under statutory accounting principles, and the expense ratio for GAAP is calculated in relation to net premiums earned, compared to net premiums written under statutory accounting principles. Our combined ratio was 0.9% lower under statutory accounting principles in 2017 than under GAAP.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides our stockholders information about our 2017 compensation program for the following named executive officers (“NEOs”):

▪	Gregory E. Murphy, Chairman and Chief Executive Officer;

▪	Mark A. Wilcox, Executive Vice President and Chief Financial Officer;

▪	John J. Marchioni, President and Chief Operating Officer; and

▪	Michael H. Lanza, Executive Vice President, General Counsel and Chief Compliance Officer.

Effective December 31, 2014, our Board of Directors designated the CEO and his three direct reports as Selective’s only “executive officers” under Section 16 of the Exchange Act. Since January 1, 2017, following Mr. Wilcox’s election as Executive Vice President and Chief Financial Officer, Messrs. Wilcox, Marchioni, and Lanza were Mr. Murphy’s only direct reports.

Consideration of 2017 Say-on-Pay Advisory Vote Results

Since our initial say-on-pay proposal in 2011, our stockholders have overwhelmingly supported our compensation decisions. At our 2017 Annual Meeting of Stockholders, our stockholders voted on an advisory basis to approve the compensation of our NEOs, with over 96% of votes cast voting in favor of the proposal. We considered these results and, in light of our stockholders’ indicated support for our compensation decisions, did not make any material changes in our 2017 compensation decisions and policies. We have continued to maintain our emphasis on providing a combination of both short-term and long-term incentive compensation, which we believe rewards our executives for delivering stockholder value.

2017 Corporate Performance Highlights

During 2017, we made excellent progress executing our Strategic Business Plan Framework that focuses on our five strategic imperatives:

▪	Create a Highly Engaged Team;

▪	Align Resources for Profitable Growth;

▪	Deliver a Superior Omni-Channel Experience;

▪	Leverage Data and Treat Information as a Valued Corporate Asset; and

▪	Optimize Operational Effectiveness and Efficiency.

To that end, in 2017, we followed through on an aggressive business plan that significantly outperformed the expected industry statutory combined ratio4 by over 12 points. We generated a non-generally accepted accounting principles (“GAAP”) operating return on equity5 (“OROE”) of 11.4%, which was: (i) above our budgeted projection for the year, and (ii) above the A.M. Best Company expected 2017 industry after-tax return on surplus of 3.6%. We also produced an impressive GAAP combined ratio of 93.3% (90.4% excluding catastrophe losses), or 92.4% on a statutory basis, which was better than our target, and which compares very favorably to A.M. Best Company’s expected 2017 industry statutory combined ratio of 105.1% with 8.8 points of catastrophe losses.6

GAAP COMBINED RATIO

In addition to our strong combined ratio results, other key accomplishments for 2017 included the following:

▪	Our stock price ended 2017 at $58.70, an increase of 36.4% from year-end 2016;

▪	Our total shareholder return (“TSR”), which is calculated using the change in the value of Selective’s common stock price and reinvested dividends, was 38.2%, compared to the Standard & Poor’s 500 Index total return of 21.9%;

▪	Compared to 2016, we increased overall NPW by 6%, versus the A.M. Best Company projected industry growth rate of 4%;

▪	Compared to 2016, commercial lines NPW increased 6%, versus the A.M. Best Company projected industry commercial growth rate of 2%;

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4 The combined ratio is the property and casualty insurance industry standard measure of underwriting profitability. A combined ratio under 100% indicates that an insurance company is generating an underwriting profit and a combined ratio over 100% indicates that an insurance company is generating an underwriting loss.

5 Operating return on equity is a non-GAAP financial measure and is calculated as follows: operating income from the performance period / (stockholders’ equity at the beginning of the performance period + stockholders’ equity at the end of the year) / 2. Operating income differs from net income by the exclusion of realized gains or losses on investments, the deferred tax write-off recognized in 2017 related to the enactment of federal tax reform, and the results of discontinued operations. It is used as an important financial measure by management, analysts, and investors, because the realization of investment gains and losses on sales in any given period is largely discretionary as to timing. These investment gains and losses, other-than-temporary investment impairments that are charged to earnings, the deferred tax write-off, and the results of discontinued operations, could distort the analysis of trends. Operating income is not intended as a substitute for net income prepared in accordance with GAAP.

6 We often refer to our statutory combined ratio and other statutory measures as they relate to our performance versus the industry as a whole, as industry statutory financial metrics are readily available whereas the equivalent GAAP metrics may not be.

▪	We achieved 2.9% in overall standard lines renewal pure price increases, with 2.9% in standard commercial lines and 3.0% in standard personal lines. We have successfully achieved 34 consecutive quarters of positive standard commercial lines renewal pure price increases that outperformed the Willis Towers Watson Commercial Lines Insurance Pricing Survey while maintaining high retention rates;

▪	Our excess and surplus lines achieved 5.0% in price increases;

▪	We achieved strong retention rates of 83% for standard commercial lines and 84% for standard personal lines;

▪	We continued to produce stable and profitable workers compensation results in 2017 through changes in underwriting mix and claims handling improvements;

▪	We received a score of 8.8 out of 10 on an independently administered agency satisfaction survey;

▪	We advanced our omni-channel customer experience program with the following accomplishments: full implementation of new technology platforms to support customer-facing employees; a redesign of our customer self-service portal; and a new release of our customer mobile application that provides additional functionality;

▪	We executed our expense reduction initiative resulting in maintaining overall controllable expenses below budgeted target;

▪	We successfully implemented our plan to expand our standard commercial lines into Arizona and New Hampshire commencing business in those states as of July 1, 2017; and

▪	Compared to 2016, we increased after-tax investment income by 20%, primarily due to higher book yields on our core fixed income portfolio and the performance of our risk assets.

In the third quarter of 2017, A.M. Best Company reaffirmed our “A (Excellent)” (with a “stable” outlook) financial strength rating, citing our excellent level of risk-adjusted capitalization, strong operating performance, and high policy retention rates across our standard lines of business. During the fourth quarter of 2017, S&P Global Ratings (“S&P”) reaffirmed our financial strength rating of “A” (with a “stable” outlook). This rating reaffirmation reflects S&P’s view of our strong business risk profile and strong financial risk profile, built on our strong competitive position and very strong capital and earnings. Our stable outlook also reflects S&P’s expectation that we will sustain our strong competitive position and operating performance. Fitch Ratings reaffirmed our “A+” rating (with a “stable” outlook) in the second quarter of 2017 citing our strong financial performance and capitalization with growth in stockholders’ equity, as well as a strong competitive position and diversified underwriting. Moody’s Investors Service’s reaffirmed our “A2” rating (with a “stable” outlook) in the second quarter of 2017, referencing our solid regional franchise, established independent agency support, solid risk-adjusted capitalization, strong invested asset quality, and good underwriting profitability.

CEO Pay for Performance

The following table presents Mr. Murphy’s compensation over the past five years, its dollar and percentage change from the prior year, and Selective’s TSR for the one-, three-, and five-year periods. We believe the table demonstrates the correlation between changes in Selective’s TSR and Mr. Murphy’s compensation, which is consistent with, and reflects our philosophy of, aligning compensation with the interests of stockholders and long-term performance.

	2013	2014	2015	2016	2017
CEO Total Compensation* (Base Salary Rate, ACIP, and Long-Term Incentive Compensation)	$3,900,019	$3,925,011	$4,440,002	$4,890,031	$4,900,008
$ Change from Prior Year	+$900,005	+$24,992	+$514,991	+$450,029	+$9,977
% Change from Prior Year	+30.0%	+0.6%	+13.1%	+10.1%	+0.2%
One-Year TSR	+43.5%	+2.6%	+26.0%	+30.4%	+38.2%
Three-Year TSR	+61.9%	+64.9%	+85.5%	+68.5%	+126.8%
Five-Year TSR	+37.1%	+89.4%	+109.3%	+170.7%	+234.1%

*For 2017, also includes discretionary bonus.

* Note: The value of “Indexed Total Shareholder Return (TSR)” at each year-end shown above is based on the then-current value of an assumed $100 investment in Selective stock on December 31, 2012, and reflects changes in stock price and assumes that dividends paid to stockholders are reinvested in Selective stock.

Role and Function of the Salary and Employee Benefits Committee

The Salary and Employee Benefits Committee of the Board of Directors (“SEBC”) oversees executive compensation. The SEBC retains an independent executive compensation consultant, Exequity LLP (“Compensation Consultant”), to advise it on executive and director compensation issues. Compensation Consultant representatives: (i) review senior executive compensation; (ii) prepare comprehensive competitive compensation analyses for our NEOs; (iii) provide counsel to the SEBC regarding award metrics, components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other NEOs; and (iv) attend SEBC meetings, as requested by the SEBC.

The Compensation Consultant has advised the SEBC since 2007. The Compensation Consultant’s only business with Selective is to advise the SEBC on executive and director compensation matters. In light of the factors contained in SEC and NASDAQ rules, the SEBC has determined that the Compensation Consultant’s services do not raise a conflict of interest.

The SEBC has full autonomy in determining executive compensation and makes all final determinations about CEO and other NEO compensation, incorporating information provided by the Compensation Consultant. The CEO makes compensation recommendations to the SEBC on the NEOs based on the CEO’s assessment of each NEO’s annual performance, contributions to Selective, and potential for advancement. In making its compensation decisions, the SEBC also considers pre-established guidelines regarding award amounts and pay levels at companies with which we compete for business and executive talent (discussed below), Selective’s performance, executive retention issues, internal compensation parity, and advancement in abilities, experience, and responsibilities. The Executive Vice President, Chief Human Resources Officer and certain other human resources officers, as part of their usual duties and responsibilities, provide the SEBC with information regarding the overall design of the executive compensation program and its individual components.

DESIGN CONSIDERATIONS OF SELECTIVE’S EXECUTIVE COMPENSATION PROGRAM

Selective’s Executive Compensation Program Objective and Philosophy

The objective of our executive compensation program is to attract, retain, and motivate executive talent who will drive the organization’s success by creating stockholder value through profitable growth and effective risk management.

Our compensation program is designed to: (i) reward the achievement of our business objectives; (ii) recognize our executives for their individual achievements by motivating them to execute their duties and responsibilities in a manner not reasonably likely to have a material adverse effect on our operations or results; and (iii) promote long-term relationships with our executives. We aim to provide these highly talented and qualified executives with compensation that is competitive, both in value and mix of short-term and long-term cash and stock-based components, with the total compensation paid by other property and casualty insurance companies and other companies with which we compete for executive talent.

Consistent with our pay-for-performance philosophy, we link our annual incentive awards to pre-determined financial and strategic business objectives and individual contributions, and we align our long-term compensation to the achievement of pre-determined specific performance measures that impact the generation of long-term stockholder value.

Compensation Elements

Our executive compensation program generally consists of the following key elements selected to: (i) address the market-based realities of attracting and retaining quality executives; and (ii) align the executives’ compensation with our stockholders’ interests:

▪	Base salary;

▪	Annual cash incentive program (“ACIP”) payments; and

▪	Long-term incentive program (“LTIP”) awards in the form of performance-based restricted stock units and performance-based cash incentive units.

Compensation Best Practices

Selective primarily uses the following compensation structures and practices:

▪	Fixed and variable compensation components;

▪	Issuances of performance-based equity and performance-based annual cash bonus awards to NEOs;

▪	Stock ownership and retention requirements;

▪	Limited perquisites; and

▪	Double triggers for cash and equity award payments upon a change in control under employment agreements.

Benchmarking

When making compensation decisions, the SEBC believes it is important to be informed of compensation practices at multiple comparator groups of publicly-traded companies and property and casualty insurance holding companies. The SEBC believes that:

▪	Benchmarking provides the SEBC with relevant information to make appropriate compensation decisions that will help attract, retain, and motivate the key talent required to drive company performance and long-term stockholder value;

▪	Measuring our compensation against practices from two benchmark sources helps ensure that the SEBC has an ample and robust assessment of our competitive compensation posture; and

▪	Considering multiple market references offsets inaccuracies inherent in a single market data point and enhances the SEBC’s decisions by allowing it to rely on a more comprehensive set of market-competitive pay boundaries than just a single benchmark.

Accordingly, the SEBC receives from, and reviews with, the Compensation Consultant the following benchmarking information:

▪	Benchmarking analyses of base salaries, annual cash incentives, total cash compensation, long-term incentives, and total compensation we pay our NEOs compared to a proxy peer group, which consisted of the same companies as the prior year; and

▪	Benchmark data provided by a third-party vendor for our NEOs against a group of 55 property and casualty insurance organizations, excluding Selective.

As one reference point in setting 2017 target total compensation for the NEOs, in late 2016, the Compensation Consultant furnished the SEBC with the most recent NEO compensation information available as of that time from two market reference sources as follows:

Proxy Peers Organizations with which we compete in the sale of products and services and for talent	Third-party Vendor Survey

▪ Argo Group International Holdings, Ltd.

▪ Cincinnati Financial Corporation

▪ CNA Financial Corporation

▪ EMC Insurance Group Inc.

▪ The Hanover Insurance Group, Inc.

▪ The Hartford Financial Services Group, Inc.

▪ Navigators Group, Inc. ▪ OneBeacon Insurance Group, Ltd. ▪ State Auto Financial Corporation ▪ United Fire Group, Inc. ▪ W. R. Berkley Corporation	▪ Property and Casualty Insurance Compensation Survey

For purposes of re-evaluating its earlier 2017 NEO compensation decisions and in establishing compensation parameters for 2018, the SEBC reviewed the most recent NEO compensation information available as of that time from these two market reference sources in late 2017 and early 2018.

Information for the Proxy Peers in the above table (collectively, the “Proxy Peer Group”) was obtained from proxy statements and other materials filed with the SEC. This information includes data on compensation components and analysis of the overall financial performance of the organizations in the group. We analyze our performance compared to them. The Proxy Peer Group is composed of organizations that provide similar products, have a similar geographic market scope, and compete with us for executive talent. The Property and Casualty Insurance Compensation Survey provides supplemental data from organizations of various sizes. This information is divided into segments that most accurately reflect the size of our organization. Because we strive to engage the best talent and may have to recruit from larger organizations, we look at data from throughout the property and casualty insurance industry. In late 2017 and early 2018, the SEBC reviewed information reported in the Property and Casualty Insurance Compensation Survey, which reflects data from 56 organizations, including Selective, that have an annual median direct written premium of $2.7 billion and annual median revenues of $2.3 billion.

When the SEBC evaluates the compensation we pay to our NEOs, it seeks to benchmark against positions with comparable job responsibilities whenever possible. Mr. Marchioni’s position, which has broad succession plan-mandated responsibilities, does not have a direct comparator in our multiple market reference groups. The lack of a true benchmark position for Mr. Marchioni impacts the compensation comparison of our NEOs as a group. With this in mind, the SEBC deemed the positioning of aggregate 2017 total compensation, as reported in the Summary Compensation Table, for our NEOs, which was 38% above the total average median of the reference market sources, to be appropriate given Selective’s performance. The components comprising total compensation differed from market to varying degrees. Specifically, base salary was above the total average median by 14% and annual cash incentive awards and discretionary bonus were 125% above the total average median, resulting in annual total cash compensation that was above the total average median by 73%. The grant date fair value of our 2017 long-term incentive awards was 7% above the total average median. Considering each individual’s accomplishments and contributions, the degree to which we achieved our 2017 goals and outperformed A.M. Best Company’s expected industry performance, the SEBC felt that each NEO’s compensation was appropriately positioned relative to market.

2017 ELEMENTS OF COMPENSATION AND ALLOCATION BETWEEN CURRENT AND LONG-TERM COMPENSATION

The table below shows the percentage of total variable and total fixed compensation for the CEO and the other NEOs that is short-term incentive compensation (ACIP and discretionary bonus for Messrs. Murphy and Marchioni) versus long-term incentive compensation (LTIP), and fixed (base salary) versus variable (ACIP, discretionary bonus for Messrs. Murphy and Marchioni, and LTIP). When evaluating 2017 compensation for our CEO and other NEOs, the SEBC considered: (i) our overall results compared to budget and projected industry results; (ii) our ability to obtain renewal pure price increases on our insurance business that allowed us to achieve our statutory combined ratio targets; (iii) our ability to profitably grow NPW to meet or exceed budgeted targets; (iv) our investment income performance compared to both budget and benchmark targets; (v) significant claims improvement initiatives; and (vi) retention of top talent. These factors were viewed in light of the relative competitive positioning of the compensation of our CEO and the other NEOs.

As the table indicates, the 2017 compensation allocation aligns closely with our compensation philosophy, which is designed to motivate executives to achieve short-term and long-term corporate objectives consistent with our stockholders’ economic interests. We strive to achieve a balance between pay incentive vehicles and performance time horizons.

	Variable Compensation			Fixed Compensation
NEOs	2017 Short-Term (ACIP and Discretionary Bonus)	2017 Long-Term (LTIP)	2017 Total Variable (ACIP, Discretionary Bonus & LTIP)	2017 Base Salary
Gregory E. Murphy	45%	36%	81%	19%
Mark A. Wilcox	40%	34%	74%	26%
John J. Marchioni	46%	30%	76%	24%
Michael H. Lanza	38%	28%	66%	34%

The charts below reflect the allocation of 2017 compensation to LTIP, ACIP, discretionary bonus, and base salary for the CEO and an average for all other NEOs:

Base Salary

Our base salary compensation is intended to provide stable, competitive compensation while taking into account each executive’s scope of responsibility, relevant background, training, and experience. In setting base salaries, the SEBC considers both competitive market data for positions with comparable job content and overall market demand for each position. The SEBC generally believes that base salaries should be aligned with market trends for executives with similar responsibilities at comparable companies. When establishing the base salaries of NEOs, the SEBC also considers:

▪	The functional role of the executive’s position;

▪	The executive’s level of responsibility;

▪	The executive’s growth in the position, including skills and competencies;

▪	The executive’s contribution and performance; and

▪	The organization’s ability to replace the executive.

Based on these considerations, the position of each NEO’s salary to competitive data, and the desire to contain fixed costs in support of expense ratio initiatives, Messrs. Murphy, Marchioni, and Lanza did not receive a base salary increase in 2017. Mr. Wilcox, who was hired on January 1, 2017, was not eligible for a salary increase.

Annual Cash Incentive Program (ACIP)

Our ACIP is intended to link a meaningful portion of annual cash compensation to one or more pre-established near-term strategic and/or financial organizational performance goals. For 2017, all of the NEOs were eligible to participate in the ACIP. ACIP awards are granted under the Selective Insurance Group, Inc. Cash Incentive Plan, As Amended and Restated as of May 1, 2014 (the “Cash Incentive Plan”). ACIP awards made to our NEOs in 2017 and prior years were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For more information regarding the application of Section 162(m) to the executive compensation program for our NEOs, see the section below entitled, “Tax Treatment and Accounting.”

2017 ACIP Measures for NEOs

In order for the 2017 ACIP awards to our NEOs who are “covered employees” under Code Section 162(m) to qualify as performance-based compensation, the SEBC determined in February 2017 that the ACIP awards for covered employees would fund at each NEO’s maximum based on our achievement in 2017 of a single performance measure; positive GAAP net income. The maximum award opportunity established by the SEBC for each of our NEOs under the ACIP is shown below under the section entitled, “2017 ACIP Payment Opportunities and Awards for NEOs.” If we did not achieve positive GAAP net income in 2017, the maximum ACIP awards for executive officers would have been determined entirely on the degree of achievement of the general corporate financial and strategic performance goals used in determining the funding of ACIP awards for employees other than covered employees (the “Corporate ACIP Measures”).

By achieving positive GAAP net income of $168.8 million in 2017, we met the performance requirements under Code Section 162(m) and the SEBC could have paid up to the individual maximum amounts for the 2017 ACIP awards or exercised negative discretion.

2017 Corporate ACIP Measures

Our Corporate ACIP Measures are established to encourage our employees to remain focused on particular financial and strategic objectives, even in the face of especially challenging circumstances in a performance year. For 2017, the SEBC determined that the Corporate ACIP funding opportunity would be between 0% and 126.7% of target, based on attainment of the Corporate ACIP Measures. Zero percent (0%) to 76.7% of this target percentage was attributable to a financial performance goal of achieving a statutory combined ratio of between 88.5% and 100%, and 0% to 50% of this target percentage was attributable to the achievement of 13 measures related to our five strategic imperatives (with an additional potential 5% from the pure rate profitability improvement goal). The table below reflects total potential Corporate ACIP percentages at various statutory combined ratio percentages if all 13 measures were fully met:

Statutory Combined Ratio (%)	Corporate ACIP Measures
	Financial (%)	Target Strategic (%)	Total (%)
100	0.0	50	50.0
99.5	3.3	50	53.3
98.5	10.0	50	60.0
97.5	16.7	50	66.7
96.5	23.3	50	73.3
95.5	30.0	50	80.0
94.5	36.7	50	86.7
93.5	43.3	50	93.3
92.5	50.0	50	100.0
91.5	56.7	50	106.7
90.5	63.3	50	113.3
89.5	70.0	50	120.0
88.5	76.7	50	126.7

2017 Corporate ACIP Measure Results

The 2017 Corporate ACIP Measure results are as follows:

Strategic Imperative	Measure	Point Value	Results
Create a Highly Engaged Term Optimize Operational Effectiveness and efficiency	EXPENSE MANAGEMENT	7.5 pts	Achieved 7.5 pts
Achieve designated non-labor expense targets for specified business units.
	Achieve designated company-wide non-labor expense target.	7.5 pts	Achieved 7.5 pts
Align Resources for Profitable Growth Leverage Data and Treat Information as a Valued Corporate Asset	PROFITABILITY IMPROVEMENT	0 – 4 pts (plus 5 pt. premium)	Achieved 7.5 pts
Generate a specified pure rate target for standard renewals business.
	Achieve a specified commercial loss ratio mix improvement through targeted actions.	0 – 4 pts	Achieved 4 pts
	Achieve targeted workers compensation new business product on specified hazard grades.	2 pts	Achieved 0 pts
	Achieve a specified direct premium written target for commercial automobile new business.	2 pts	Achieved 2 pts
	Implement specified claims litigation management initiative for new 2017 liability lawsuits.	3 pts	Achieved 3 pts
Align Resources for Profitable Growth Leverage Data and Treat Information as a Valued Corporate Asset	GROWTH	0 – 4 pts	Achieved 4 pts
Commence business in designated expansion states and complete detailed expansion plan for additional designated territories.
	Achieve specified direct new standard commercial and bond premium targets.	0 – 2 pts	Achieved 0 pts
	Achieve specified direct new personal lines premium target.	0 – 2 pts	Achieved 1 pt
	Achieve specified commercial lines net renewal direct written premium target.	0 – 2 pts	Achieved 2 pts
Deliver a Superior Omni-Channel Experience	CUSTOMER CENTRICITY	7 pts	Achieved 7 pts
Implement designated technology initiatives to support overall customer experience improvement strategy.
	Implement distribution partner and customer service alignment initiatives.	3 pts	Achieved 3 pts

As reflected in the above table, we fully achieved 10 and partially achieved one of the 13 measures under the ACIP’s 2017 four focus areas relating to our five strategic initiatives. These accomplishments equate to the strategic performance goal component under the Corporate ACIP Measures generating funding at 48.5%.

Financial Performance Results

For 2017, our overall statutory combined ratio was 92.4%, which included 2.9 points of catastrophe losses. Accordingly, the financial performance component of the Corporate ACIP Measures generated funding at 50.7%.

2017 Corporate ACIP Measure Results

For 2017, our Corporate ACIP Measures, both strategic initiatives and financial performance, resulted in total funding opportunity of 99.2%.

2017 ACIP Payment Opportunities and Awards for NEOs

The ACIP payment opportunities for the NEOs earned in 2017 and paid in 2018 were based on competitive market levels and set as a percentage of annual base salary. The following table lists for each NEO the 2017 minimum and maximum ACIP opportunities, the SEBC’s actual 2017 award as a percentage of base salary, and the change in ACIP from 2016 to 2017 (except for Mr. Wilcox, who was hired effective as of January 1, 2017):

NEO	Minimum 2017 ACIP Opportunity as % of Base Salary Rate	Maximum 2017 ACIP Opportunity as % of Base Salary Rate	Actual 2017 ACIP as % of Base Salary	% Change in ACIP from 2016 to 2017
Gregory E. Murphy	0%	200%	200%	0%
Mark A. Wilcox	0%	165%	153%	N/A
John J. Marchioni	0%	180%	180%	3%
Michael H. Lanza	0%	150%	111%	9%

ELEMENTS OF LONG-TERM COMPENSATION

Design Elements

Our long-term incentive opportunities are intended to reward our leaders and encourage their long-term retention. By aligning financial rewards with the economic interests of our stockholders, leaders are motivated to achieve our long-term strategic objectives and increase stockholder value. We use both cash and non-cash vehicles under our LTIP to deliver long-term compensation, which is consistent with the market practices of the companies included in our Proxy Peer Group. We establish a dollar-denominated target for each employee eligible to participate in the LTIP, including the NEOs. All individual target award amounts are aggregated to determine the total LTIP award pool.

LTIP awards are granted in overlapping three-year cycles and are allocated among performance-based restricted stock units and performance-based cash incentive units. By granting performance-based restricted stock units and performance-based cash incentive units with three-year performance periods, our goal is to encourage executive officers to continue their tenure with us and align their economic interests with those of our stockholders.

Long-Term Incentive Program Award Grants

Performance goals for the long-term incentive awards granted in 2015 through 2017 are as follows:

Performance Period	Restricted Stock Unit Performance Measures	Cash Incentive Unit Performance Measures
01/01/15 – 12/31/17	Cumulative OROE (excluding unrealized gains or losses), cumulative growth in policy count, or cumulative growth in statutory NPW	Cumulative TSR/NPW growth/cumulative statutory operating return on policyholder surplus(1)
01/01/16 – 12/31/18	Cumulative OROE (excluding unrealized gains or losses), cumulative growth in policy count, or cumulative growth in statutory NPW	Cumulative TSR/NPW growth/cumulative statutory operating return on policyholder surplus
01/01/17 – 12/31/19	Cumulative OROE (excluding unrealized gains or losses), cumulative growth in policy count, or cumulative growth in statutory NPW	Cumulative TSR/NPW growth/cumulative statutory operating return on policyholder surplus

(1) Statutory operating return on policyholder surplus is a measurement of profitability that reflects the amount of operating income generated by dividing operating income by the average policyholder surplus during the period.

In determining the amount of LTIP awards granted to the NEOs in 2017, the SEBC considered several factors, including: (i) each NEO’s ability to drive and impact our performance over the three-year performance period; (ii) each NEO’s performance during the previous year, including the achievement of departmental goals and other projects and endeavors accomplished throughout the year, as outlined below; (iii) each NEO’s total compensation in comparison to our Proxy Peer Group and Property and Casualty Insurance Compensation Survey data; and (iv) our desire for long-term retention of high-performing executives.

In 2017, the SEBC changed the elements allocation of the total grant date fair value of LTIP awards to executives, including the NEOs, to 75% performance-based restricted stock units and 25% performance-based cash incentive units, from 60% performance-based restricted stock units and 40% performance-based cash incentive units for 2016 LTIP awards. The SEBC increased the allocation to performance-based restricted stock units, and lowered and narrowed the performance grid for performance-based cash incentive units, to mitigate the potential volatility of stock compensation expense.

Performance-Based Restricted Stock Units

Seventy-five percent (75%) of the total grant date fair value of each NEO’s LTIP award made in 2017 consisted of performance-based restricted stock units granted under the Omnibus Stock Plan. The 2017 performance-based grants link directly to the interests of stockholders based on, and subject to, the following conditions:

▪	Three-year vesting period; and

▪	Achievement at the end of any calendar year during the three-year period beginning on January 1, 2017 and ending on December 31, 2019 of either: (i) a cumulative OROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain or loss occurring after December 31, 2016); or (ii) a cumulative 5% growth in policy count or statutory NPW.

Dividend equivalent units (“DEUs”) are credited on performance-based restricted stock units at the same time and same dividend rate paid to all Selective stockholders. Payment of DEUs, which are payable in shares of Selective common stock, remains subject to the same vesting conditions and performance measures as the underlying restricted stock units. DEUs are not paid out unless and until the related restricted stock units vest. This use of performance-based restricted stock units aligns this component of our NEOs’ compensation with overall corporate performance and stockholder interests.

Performance-Based Cash Incentive Units

The remaining twenty-five percent (25%) of the grant date fair value of the NEO’s LTIP award granted in 2017 consisted of performance-based cash incentive units granted under the Cash Incentive Plan. Performance-based cash incentive units granted in 2017 link directly to the interests of stockholders based on, and subject to, the following terms:

▪	Three-year performance period;

▪	The value of each cash incentive unit, initially awarded at $100 per unit, increases or decreases to reflect the TSR of Selective common stock over the three-year performance period for the award; and

▪	The number of cash incentive units ultimately earned increases or decreases based on the performance criteria in the following table:

Cumulative 3-Year Statutory Net Premium Growth Relative to Peer Index	>=80%	100%	108%	117%	125%	133%	142%	150%
	70%	86%	100%	108%	117%	125%	133%	142%
	60%	72%	86%	100%	108%	117%	125%	133%
	50%	58%	72%	86%	100%	108%	117%	125%
	40%	44%	58%	72%	86%	100%	108%	117%
	30%	30%	44%	58%	72%	86%	100%	108%
	<=20%	0%	30%	44%	58%	72%	86%	100%
		<=20%	30%	40%	50%	60%	70%	>=80%
	Cumulative 3-Year Statutory Operating Return on Policyholder Surplus Relative to Peer Index

In establishing the peer group (the “Cash Incentive Unit Peer Group”) for 2017 to compare performance and determine the ultimate number of performance-based cash incentive units earned, the SEBC strived to include companies that have a similar mix of products, operate in the same geographic regions, have similar premium volume, and distribute their products through independent agents. The Cash Incentive Unit Peer Group differs from the Proxy Peer Group, as the Proxy Peer Group also includes companies with which we compete for executive talent. The Cash Incentive Unit Peer Group consists of the following companies:

▪ Auto-Owners Insurance Group ▪ Cincinnati Financial Corporation ▪ CNA Financial Corporation ▪ Donegal Insurance Group ▪ The Hanover Insurance Group, Inc. ▪ Liberty Mutual Group Inc.	▪ Main Street America (National Grange) ▪ State Auto Financial Corporation ▪ United Fire Group, Inc. ▪ Utica National Insurance Group ▪ Westfield Group

Timing of LTIP Awards

Restricted stock unit and cash incentive unit awards are generally granted each year following the release of Selective’s year-end earnings results.

2014 Long-Term Incentive Program Award Grant Results

The following table summarizes the achievement of the performance metrics for the 2014 LTIP award grants and the corresponding payout in 2017:

Performance Metrics	Actual Performance Versus Performance Metrics	Percentage Achieved
2014 Grant Results
Restricted Stock Units Generate a cumulative OROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2013), or achieve a 5% cumulative growth in policy count or NPW at any calendar year end during the performance period.	Achieved a cumulative OROE of at least 12% and a 5% cumulative growth of NPW	100%

Cash Incentive Units(1)

TSR over the three-year performance period, and cumulative three-year statutory NPW growth and statutory combined ratio relative to peer index for the period of January 1, 2014 to December 31, 2016.

	Achieved a TSR factor of 168.54%, a statutory operating return on policyholder surplus of 40%, and NPW growth of 24%	183% of units at $168.54

(1) Cash incentive unit awards are denominated in units with an initial value of $100. Appreciation or depreciation is based on TSR, which is determined using the change in Selective’s common stock price and reinvested dividends over the three-year performance period for the award. The number of units ultimately earned increases or decreases based on: (i) cumulative three-year statutory NPW growth relative to the Cash Incentive Unit Peer Group index; and (ii) cumulative three-year operating return on policyholder surplus relative to this peer group index.

2017 COMPENSATION ACTIONS FOR THE CEO AND OTHER NEOS

In making its 2017 base salary, ACIP (and discretionary bonus for Messrs. Murphy and Marchioni), and LTIP compensation decisions for our CEO and the other NEOs, the SEBC considered each NEO’s overall and individual accomplishments and contributions. The required achievement of pre-determined financial and strategic goals limits the ACIP and LTIP components of our compensation program. We structure our reward programs to retain and motivate our best-performing employees and those in critical positions. In balancing our strategic results achieved with ongoing price competition, the SEBC made the following compensation decisions in 2017:

▪	For the CEO, Mr. Murphy’s:

○	Base salary was not changed;

○	ACIP payment for 2017, together with a discretionary bonus, was 16% higher than his 2016 ACIP payment (Mr. Murphy did not receive a discretionary bonus for 2016);

○	LTIP award granted in February 2017 was 14% lower than his award granted in the previous year; and

○	Total compensation based on salary, ACIP payment, LTIP, and a discretionary bonus was 0.3% higher for 2017 compared to 2016.

As CEO, Mr. Murphy has ultimate responsibility for the achievement of all financial, strategic, and investment goals. In making its compensation decisions for Mr. Murphy, the SEBC considered our overall corporate performance, as previously detailed in this Compensation Discussion and Analysis under the section entitled “2017 Corporate Performance Highlights,” and a comprehensive written performance appraisal completed by non-employee members of Selective’s Board of Directors.

Based on the degree of achievement of the Corporate ACIP measures and the factors noted above in the 2017 Corporate Performance Highlights, the SEBC determined that Mr. Murphy’s 2017 ACIP would be maintained at 200% of base salary. The SEBC also considered Mr. Murphy’s long-standing superior leadership in achieving exceptional and sustained financial and operating performance, and the historical positioning of his compensation relative to peers, which has ranged from below the peer median, to at the peer median, even during periods of outstanding performance. Accordingly, the SEBC believes that an incremental discretionary bonus for Mr. Murphy in the amount of $300,000, and for Mr. Marchioni in the amount of $110,000 as discussed below, are warranted for 2017, given their collective stewardship over Selective’s sustained financial and operational success, as evidenced by:

▪	Our stock price’s industry-top tier performance over the past one, three, and five years;

▪	Selective’s statutory combined ratio, which is lower than A.M. Best Company’s expected 2017 industry statutory combined ratio;

▪	A 13% increase in diluted non-GAAP operating income per share; and

▪	All-time stock price and price-to-book multiple highs in 2017.

The SEBC determined that Mr. Murphy’s ACIP payment and his additional discretionary bonus were appropriate and consistent with Selective’s pay-for-performance philosophy and that they reinforce our long history of linking pay and performance.

Our other NEOs were also critical in executing Selective’s 2017 strategic goals and key accomplishments. In light of these accomplishments, the SEBC made the following compensation decisions for the other NEOs7:

▪	Base salaries for Messrs. Marchioni and Lanza were not increased in 2017;

▪	ACIP payments for Messrs. Marchioni and Lanza (plus 2017 discretionary bonus for Mr. Marchioni) for 2017 increased by 11% and 9%, respectively;

▪	LTIP awards granted in February 2017 for Messrs. Marchioni and Lanza, decreased by 13% and 9%, respectively, compared to LTIP awards in 2016; and

▪	Total compensation based on base salary, ACIP payment (plus 2017 discretionary bonus for Mr. Marchioni), and LTIP awards for Mr. Marchioni increased for 2017 compared to 2016 by 0.3%, while Mr. Lanza’s total compensation increased for 2017 compared to 2016 by 0.5%.

In making compensation decisions regarding base salary and LTIP for the other NEOs, the SEBC considered the following for each NEO:

Mr. Wilcox – In addition to his general management responsibility as a member of the executive management team, Mr. Wilcox, as Executive Vice President and Chief Financial Officer, has primary responsibility for all financial matters, including financial accounting, investor relations, tax, capital and capital management planning, treasury, investment operations, enterprise risk management, internal audit, reinsurance, and contracts and procurement. Mr. Wilcox’s major contributions in 2017 included:

▪	Completing a strategic review to increase integration, efficiency, and effectiveness of treasury and vendor management;

▪	Assessing and entering into numerous state premium and federal income tax credit purchase transactions;

▪	Executing on an agreed audit plan for designated operational areas;

▪	Remodeling risk assessment processes to provide for enhanced coordination with our independent auditors;

▪	Successfully renewing our 2017 property catastrophe reinsurance program, including the renewal of the collateralized catastrophe layer for a two-year term, and a placement of a new partially collateralized $50 million in excess of $725 million layer;

▪	Completing a strategic plan for the finance group by assessing operational functions within the group in relation to the group’s mission, vision, and objectives;

▪	Coordinating with business units to determine optimal company mix associated with Selective’s ongoing geographic expansion initiative;

▪	Enhancing risk metrics, reporting, and modeling processes;

▪	Continuing the on-boarding process of new fixed income and alternative investment managers;

▪	Continuing to refine and actively manage our investment process to appropriately balance the maximization of after-tax net investment income with the associated risks;

▪	Executing on our specified strategy for risk assets;

____________________________

7 As Mr. Wilcox joined Selective as of January 1, 2017, no comparative information between 2016 and 2017 is provided for him.

▪	Completing the implementation of a new billing system;

▪	Evaluating and improving key processes in accounting, investments, and investor relations functions;

▪	Implementing an investor relations strategy to increase shareholder engagement and sell-side coverage through, among other activities, participation in conferences and hosting an Investor Day;

▪	Executing a company-wide expense and cost containment plan, achieving our overall expense budget target; and

▪	Working with trade association and industry government affairs representatives on new and proposed tax law changes and modeling tax reform changes to determine the impact to Selective and develop appropriate financial and tax strategies to maximize benefits and minimize their negative impacts.

Based on the achievement of positive net income, the degree of achievement of the Corporate ACIP Measures, and the factors noted above, the SEBC approved the CEO’s recommendation that Mr. Wilcox’s 2017 ACIP payment be set at 153% of his base salary. This compares to his initial ACIP payment opportunity range of 0-165% of base salary.

Mr. Marchioni – As President and Chief Operating Officer, Mr. Marchioni is responsible for our Insurance Operations, Strategy, Actuarial, Human Resources, and Information Technology areas. Mr. Marchioni plays a key role in developing strategies that enhance profitability, growth, and competitive strength, including managing agency relations, claims, underwriting, customer service, and all regional operations. Mr. Marchioni also serves as a member of our key management committees.

Mr. Marchioni has primary responsibilities for the achievement of the 2017 Corporate ACIP strategic measures and many of his accomplishments are closely tied to these measures. Under Mr. Marchioni’s leadership, our Insurance Operations continue to focus on granular pricing and sophisticated underwriting, as well as significant improvement in claims outcomes, that we believe give us a competitive advantage. Mr. Marchioni’s major contributions in 2017 included:

▪	Producing a combined ratio of 93.3%, on a GAAP basis, or 92.4% on a statutory basis, in 2017, including catastrophe losses, and 90.4% on a GAAP basis and 89.5% on a statutory basis, excluding catastrophe losses, compared to an A.M. Best Company expected 2017 industry statutory combined ratio of 105.1%, which includes a catastrophe loss assumption of 8.8 points;

▪	Increasing overall NPW and commercial lines NPW in 2017 by 6% compared to 2016;

▪	Achieving 2.9% in overall standard lines renewal pure price increases, with 2.9% in standard commercial lines and 3.0% in standard personal lines, while maintaining high retention rates of 83% for standard commercial lines and 84% for standard personal lines;

▪	Achieving 5.0% in price increases in our excess and surplus lines business;

▪	Improving underwriting profitability on designated standard commercial and personal lines, particularly homeowners, through rate changes, loss improvement efforts, and retention actions;

▪	Achieving significant progress in our workers compensation line of business through changes in underwriting mix and claims handling improvements;

▪	Continuing execution of an expense reduction plan resulting in maintaining specified and overall controllable expenses below budget;

▪	Building out an advanced analytics program and executing on additional analytics opportunities;

▪	Launching a multi-year project to enhance our underwriting workflows, positioning us to improve speed and decision-making;

▪	Implementing our plan to open Arizona and New Hampshire to standard commercial lines business, while positioning us to open Colorado, Utah, and New Mexico in 2018;

▪	Enhancing talent, performance management, and learning processes and systems;

▪	Developing state-specific plans for expansion of personal lines business;

▪	Implementing customized agency consulting programs and receiving a score of 8.8 out of 10 on an independently administered agency satisfaction survey;

▪	Improving technology capabilities to enhance and expand customer service options, including customer self-serve and mobile technologies;

▪	Implementing a plan to address key friction points with customers to create improved service alignment with distribution partners;

▪	Implementing a diversity and inclusion plan, and executing on pre-hire and post-hire expanded on-boarding programs;

▪	Overseeing communication and training to embed strategic framework initiatives and specified corporate values and leadership competencies throughout the organization; and

▪	Continuing to execute on a multi-year plan to modernize our key information technology systems.

Based on the achievement of positive net income, the degree of achievement of the Corporate ACIP Measures, and the factors noted above, the SEBC approved the CEO’s recommendation that Mr. Marchioni’s 2017 ACIP be set at 180% of base salary. This compares to his initial ACIP opportunity range of 0-180% of base salary.

As more fully described above in the section on the CEO’s compensation, the SEBC believes that an incremental discretionary bonus for Mr. Marchioni of $110,000 is warranted given his stewardship, together with that of Mr. Murphy, resulting in Selective’s sustained financial and operational success.

Mr. Marchioni’s ACIP payment for 2017, together with his discretionary bonus, was 11% higher than his 2016 ACIP payment alone. Mr. Marchioni did not receive a discretionary bonus last year. We believe these awards align with our pay-for-performance philosophy that is intended to reward and retain key performers in critical positions.

Mr. Lanza – In addition to his general management responsibility as a member of the executive management team, Mr. Lanza, as Executive Vice President, General Counsel and Chief Compliance Officer, has primary responsibility for all legal, corporate governance, government affairs, state filings, regulatory, and compliance matters. Mr. Lanza’s major 2017 contributions were:

▪	Providing significant advice, counsel, and leadership on finance, investment, tax, securities, and corporate transaction matters, including the evaluation of investment accounting and pension investment functions;

▪	Providing advice and counsel for the development and implementation of a diversity and inclusion plan;

▪	Providing significant counsel on corporate management, compliance, and disclosure matters;

▪	Achieving both non-labor and overall expense targets for assigned cost centers;

▪	Continuing to advise and assist our Leadership Development and Human Resources functions in the ongoing development of curriculum and communications to embed strategic framework initiatives and specified corporate values and leadership competencies throughout the organization;

▪	Providing continued advice, counsel, and leadership on strategic framework initiatives related to corporate communications, human resources, succession planning, and Insurtech initiatives;

▪	Supporting the geographic expansion initiative by completing rate, rule, and forms approvals for Colorado, completing initial licensing work for New Mexico and Utah and providing advice, counsel, and leadership facilitating the commencement of business in Arizona and New Hampshire, and excess and surplus lines growth efforts;

▪	Providing advice, counsel, and leadership on data and information governance initiatives;

▪	Providing advice, counsel, and leadership on initiatives related to delivering a superior omni-channel customer experience, including digital policy delivery, mobility enhancements, and agency-company friction point mitigation strategies;

▪	Supervising and coordinating various government affairs and trade association activities on rate and form filings and complex claims issues, including those relating to the National Flood Insurance Program reauthorization, international finance standards, commercial lines modernization, privacy, and the Terrorism Risk Insurance Program Reauthorization Act; and

▪	Providing ongoing counsel to the claims operations on large loss, complex claims and extra-contractual matters, utilization of staff counsel and panel counsel, alternative fee arrangements, operational metrics, and claims organizational changes.

Based on the achievement of positive net income, the degree of achievement of the Corporate ACIP Measures, and the factors noted above, the SEBC approved the CEO’s recommendation that Mr. Lanza’s 2017 ACIP be set at 111% of base salary. This compares to his initial ACIP payment opportunity range of 0-150% of base salary. Mr. Lanza’s 2017 ACIP payment was 9% higher than his 2016 ACIP payment. This award aligns with our pay-for-performance philosophy that is intended to reward and retain key performers in critical positions.

PERQUISITES

NEO perquisites are limited to tax preparation services, which is a prevailing industry practice, and in certain circumstances, moving expenses and taxes payable on those expenses. Mr. Murphy used tax preparation services in 2017 and was reimbursed $3,000, and Mr. Wilcox received reimbursement for $62,115 for moving expenses and $57,329 for taxes associated with these moving expenses.

RETIREMENT AND DEFERRED COMPENSATION PLANS

Selective Insurance Company of America (“SICA”), a wholly-owned subsidiary of Selective, employs all of our personnel, including all of the NEOs. We strive to provide a competitive retirement benefit program that allows us to attract and retain talent for the organization. This includes a defined contribution program, including a nonqualified defined contribution deferred compensation plan (“Deferred Compensation Plan”) for certain of our officers and highly compensated employees, including the NEOs, and depending on date of hire, a defined benefit pension program, including a nonqualified supplemental pension plan for certain of our officers and highly compensated employees, in which all of the NEOs participate, other than Mr. Wilcox. These plans are consistent with benefits provided by many of the companies with which we compete for executive talent.

SICA offers a tax-qualified defined contribution plan named the Selective Insurance Retirement Savings Plan (the “Retirement Savings Plan”) for employees, including the NEOs, who meet eligibility requirements. Participants could contribute up to 50% of their eligible compensation to the Retirement Savings Plan, up to $18,000 in 2017. Under the Retirement Savings Plan, participant contributions are matched at 100% of the employee’s salary deferrals up to 3% of the employee’s eligible compensation, and at 50% of the employee’s salary deferrals above 3%, up to 6% of the employee’s eligible compensation, subject to limitations under the Code.

Participants over the age of 50, including certain of the NEOs, were eligible in 2017 to make an additional catch-up salary deferral contribution to the Retirement Savings Plan under the Code. The Retirement Income Plan for Selective Insurance Company of America (the “Retirement Income Plan”) and the related supplemental pension plan, discussed further below, were amended to cease accrual of additional benefits under these plans effective as of March 31, 2016. In connection with the curtailment of the Retirement Income Plan, all eligible participants in the Retirement Savings Plan, including the NEOs (other than Mr. Wilcox who did not satisfy the one-year service requirement in 2017), began receiving a non-elective contribution of 4% of base salary to their accounts under the Retirement Savings Plan.

Under the Deferred Compensation Plan, certain executives and employees, including the NEOs may, subject to certain limitations, defer: (i) up to 50% of their base salary; (ii) up to 100% of their annual bonus (subject to certain limitations to provide for required tax withholding); and/or (iii) all or a percentage of such other compensation as otherwise designated by the administrator of the Deferred Compensation Plan. To compensate for the Code’s limitations on SICA’s matching contributions for the NEOs under the Retirement Savings Plan, SICA matched our NEOs’ contributions to the Deferred Compensation Plan in 2017 as follows: 100% of each NEO’s salary deferrals to the Retirement Savings Plan and the Deferred Compensation Plan up to 3% of the employee’s base salary, and 50% of the NEO’s salary deferrals to the Retirement Savings Plan and the Deferred Compensation Plan above 3%, up to 6% of the NEO’s base salary, less any matching contributions to the Retirement Savings Plan. Additionally, to the extent that non-elective contributions to the Retirement Savings Plan are limited due to the provisions of the Code and the Retirement Savings Plan, non-elective contributions of 4% of base salary are made by SICA to participants’ Deferred Compensation Plan accounts. Additional information regarding the Deferred Compensation Plan is included in the section entitled, “Nonqualified Deferred Compensation” of this Proxy Statement.

SICA also has maintained a non-contributory defined benefit pension program consisting of a tax-qualified defined benefit pension plan, the Retirement Income Plan, and a nonqualified supplemental pension plan for certain executives and employees. The accrual of additional benefits under the pension program ceased as of March 31, 2016. The pension program is more fully described in the section entitled, “Pension Benefits” of this Proxy Statement.

In addition, SICA maintains health and welfare benefit plans in which eligible employees, including the NEOs, participate.

EMPLOYMENT AGREEMENTS

SICA has entered into employment agreements with its key executive officers, including the NEOs, which provide for severance in the event of termination: (i) due to death or disability; (ii) without “Cause”8; (iii) due to resignation for “Good Reason”9 by (A) the CEO at any time, or (B) other executives within two years following a change in control; (iv) due to resignation of the NEO within two years of the company first imposing a requirement, without the consent of the NEO, that relocates the NEO’s business location more than 50 miles; and (v) within two years following a change in control. The SEBC believes that these agreements are important for recruitment and retention

____________________________

8 “Cause” is defined in the employment agreements, but generally means the executive: (i) was convicted of or pled guilty to a felony; (ii) breached a material provision of the executive’s employment agreement; or (iii) engaged in misconduct which constitutes fraud in the performance of the executive’s duties and obligations to the company.

9 “Good Reason” is defined in the employment agreements, but generally means: (i) a material reduction in salary; (ii) a material negative change in the executive’s benefits; (iii) a material reduction of the executive’s position, duties, responsibilities, and status with the company or material negative change in title or office; (iv) requiring the executive to be based at a location in excess of 50 miles from the location of the executive’s office prior to a change in control; (v) failure of a counterparty to a transaction resulting in a change in control to assume the employment agreement; or (vi) a breach of the employment agreement by SICA within two years after a change in control.

of key executives and was advised by its Compensation Consultant that the terms of these agreements were market competitive within our peer group when they were executed. In the event of a change in control, uncertainty may arise among our key executives as to their continued employment after or in connection with such event, which may result in the departure or distraction of our key executives. The purpose of the employment agreements is to retain our key executives, and reinforce and encourage their continued attention and dedication during such a potentially critical time, even if they fear that their position will be terminated after or in connection with the change in control.

With respect to severance payments, outstanding awards under our stock and cash plans, and continued insurance coverages or reimbursement for such coverage, the change in control provisions of the employment agreements are triggered if the executive’s employment is terminated within two years following a change in control. This double trigger ensures such a payout does not automatically occur upon a change in control only. The employment agreements are described in the section entitled, “Employment Agreements and Potential Payments upon Termination or Change in Control” of this Proxy Statement. This section includes information on multipliers used in calculating the severance payment and duration of benefit coverage provided to individual executives upon termination. We believe these multipliers are consistent with the level and value of the position to the organization.

TAX TREATMENT AND ACCOUNTING

Code Section 162(m) prohibits publicly-held companies from deducting compensation paid to certain executive officers for federal tax purposes to the extent the officer’s taxable year compensation exceeds $1 million. While the SEBC generally has sought to preserve deductibility under Code Section 162(m), the SEBC may make decisions it believes to be in the best interests of Selective in which it is possible that certain compensation would not be deductible under Code Section 162(m).

For taxable years commencing before January 1, 2018, compensation paid pursuant to a stockholder-approved plan that otherwise qualified as “performance-based compensation” under Section 162(m) was exempt from the annual $1 million deduction limitation. The Tax Cuts and Jobs Act (“Tax Reform”) eliminated the performance-based compensation exception for taxable years commencing after December 31, 2017. Under Tax Reform transition relief, compensation provided under a written binding contract in effect on November 2, 2017 that is not materially modified after that date continues to be subject to the performance-based compensation exception of Section 162(m), as previously in effect. The performance-based compensation exception, however, generally will not be available for new awards of compensation granted after November 2, 2017.

Awards to NEOs for 2017 were granted under two performance-based stockholder approved plans: (i) the Omnibus Stock Plan; and (ii) the Cash Incentive Plan. In February 2017, the SEBC approved a single performance measure under our Cash Incentive Plan to allow annual cash awards to our executives in 2017, including our NEOs, to qualify as performance-based compensation under Code Section 162(m). The single performance measure is positive net income determined in accordance with GAAP. In determining actual annual cash awards to our executive officers under the Cash Incentive Plan, the SEBC may adjust the maximum possible payout downwards, based upon the respective accomplishments and contributions of the executives and the Corporate ACIP Measures, as described more fully in the sections above entitled, “2017 ACIP Payment Opportunities and Awards for NEOs” and “2017 Compensation Actions for the CEO and Other NEOs.” This arrangement does not result in any duplication of payouts.

GAAP requires compensation expense to be measured on the income statement for all share-based payments at grant date fair value for equity instruments (including employee stock options and restricted stock unit awards) and at market value on the date of vesting for liability instruments (including cash incentive unit awards). The SEBC has considered the impact of GAAP on our use of stock-based compensation as a retention tool. The SEBC has determined that the current estimated costs of continuing to use stock-based compensation relative to the benefits they provide are appropriate and do not warrant any change to our current incentive framework.

We have designed our compensation programs and awards to executive officers to comply with the provisions of Section 409A of the Code, where applicable. For example, payments that are subject to Section 409A of the Code and made to our executive officers under our nonqualified deferred compensation plans on account of the executives’ separation from service are not payable before the first day of the seventh month following the date of separation from service if the executives are “specified employees” under Section 409A of the Code.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table reflects the compensation earned by or paid to the NEOs during 2017, 2016, and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Gregory E. Murphy Chairman and CEO	2017 2016 2015	950,000 946,923 925,385	300,000	1,750,008 2,040,031 1,650,002	1,900,000 1,900,000 1,860,000	697,922 471,632 20,286	83,827 82,627 81,962	5,681,757 5,441,213 4,537,635
Mark A. Wilcox Executive Vice President, Chief Financial Officer	2017	588,464		773,986	900,000	0	145,925	2,408,375
John J. Marchioni President and Chief Operating Officer	2017 2016 2015	800,000 793,846 754,615	110,000	1,015,885 1,161,356 961,694	1,440,000 1,400,000 1,300,000	184,195 179,725 75,537	68,308 66,718 63,968	3,618,388 3,601,645 3,155,814
Michael H. Lanza Executive Vice President, General Counsel and Chief Compliance Officer	2017 2016 2015	540,000 536,923 516,923		450,023 494,578 462,844	600,000 550,000 500,000	88,403 72,904 43,010	45,977 47,688 45,594	1,724,403 1,702,093 1,568,371

(1) Amount may differ from base salary rate due to payroll payment schedule.

(2) Amounts in this column reflect discretionary cash bonus awards.

(3) This column reflects the aggregate grant date fair value of the 2017, 2016, and 2015 grants of performance-based restricted stock unit awards, and 2017, 2016, and 2015 grants of performance-based cash incentive unit awards. The grants of performance-based restricted stock units were made pursuant to the Omnibus Stock Plan. Such units vest three years from the date of grant, conditioned upon the attainment of certain predetermined performance goals. Grants of performance-based cash incentive unit awards were made pursuant to the Cash Incentive Plan. Such units vest at the payment date, which is as soon as practicable in the calendar year following the end of the calendar year coincident with the end of the three-year performance period. The value of each cash incentive unit initially awarded increases or decreases to reflect TSR on Selective common stock over the three-year performance period for the award. For the 2017, 2016, and 2015 performance-based cash incentive unit awards, the number of cash incentive units ultimately earned increases or decreases based on: (i) cumulative three-year statutory NPW growth relative to the Cash Incentive Unit Peer Group; and (ii) cumulative three-year statutory operating return on policyholder surplus relative to the Cash Incentive Unit Peer Group. Restricted stock unit and cash incentive unit awards are subject to forfeiture should the grantee resign or be terminated for cause prior to vesting. However, restricted stock unit and cash incentive unit awards granted to Messrs. Murphy and Lanza will vest upon attainment of the performance condition only, as they have achieved early retirement eligibility.

The grant date fair values for the performance-based restricted stock unit and performance-based cash incentive unit awards granted to the NEOs are as follows:

Name	Year	Performance-Based Restricted Stock Units ($)	Performance-Based Cash Incentive Units ($)
Gregory E. Murphy	2017 2016 2015	1,312,508 1,224,031 990,002	437,500 816,000 660,000
Mark A. Wilcox	2017	573,986	200,000
John J. Marchioni	2017 2016 2015	753,385 681,356 561,694	262,500 480,000 400,000
Michael H. Lanza	2017 2016 2015	337,523 294,578 272,844	112,500 200,000 190,000

The aggregate grant date fair value reported in this column assumes the following: (i) the predetermined performance goals for the restricted stock unit grants are probable of being attained; (ii) initial per unit values for the cash incentive unit awards of $100; and (iii) a 100% peer group unit multiplier for cash incentive unit awards. The maximum value assuming the highest level of performance conditions for the performance-based restricted stock units are consistent with the amounts above. Although the maximum number of performance-based cash incentive units potentially issuable is 200% of the original grant for the 2015 and 2016 grants, and 150% of the original grant for the 2017 grant, the ultimate maximum value of the 2015, 2016, and 2017 grants cannot be determined due to the fact that, as stated above, the initial value of each unit is adjusted based on the TSR of Selective common stock over the grant’s three-year performance period, the maximum value of which is not determinable at this time.

(4) Amounts in this column are annual cash incentive plan awards to the NEOs earned in 2017 and paid in 2018, earned in 2016 and paid in 2017, and earned in 2015 and paid in 2016. These awards were granted under the Cash Incentive Plan.

(5) Amounts in this column reflect the actuarial increase in the present value of each NEO’s pension benefits under all defined benefit pension plans of SICA, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. There were no changes to the benefit formulas under the defined pension benefit plans in 2017, as the plans were amended to cease further accruals effective as of March 31, 2016. The changes in pension values reported in this column are primarily attributable to decreases in the discount rate used to calculate present value. There were no above-market or preferential earnings on deferred compensation under SICA’s nonqualified deferred compensation program.

(6) For 2017, amounts in this column for each NEO reflect the following (amounts in this footnote may not exactly match the figures in the Summary Compensation Table due to rounding):

▪	Mr. Murphy: $30,600 of company matching contributions and $27,277 of non-elective contributions to his Deferred Compensation Plan account, $12,150 of company matching contributions and $10,800 of non-elective contributions to his 401(k) plan account, and $3,000 for tax preparation services.

▪	Mr. Wilcox: $14,331 of company matching contributions to his Deferred Compensation Plan account, $12,150 of company matching contributions to his 401(k) plan account, $62,115 for moving expenses, and $57,329 for taxes associated with these moving expenses.

▪	Mr. Marchioni: $23,850 of company matching contributions and $21,154 of non-elective contributions to his Deferred Compensation Plan account, $12,150 of company matching contributions and $10,800 of non-elective contributions to his 401(k) plan account, and $354 related to a service award.

▪	Mr. Lanza: $12,150 of company matching contributions and $10,877 of non-elective contributions to his Deferred Compensation Plan account, and $12,150 of company matching contributions and $10,800 of non-elective contributions to his 401(k) plan account.

GRANTS OF PLAN-BASED AWARDS

The following table shows the grants of plan-based awards to our NEOs in 2017:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Cash Incentive Unit and Restricted Stock Units Awards(4) ($)
				Cash Incentive Unit Awards(3)			Restricted Stock Unit Awards (#)
		Thres- hold ($)	Maximum ($)	Thres- hold (#)	Target (#)	Max- imum (#)	Maximum (#)
Gregory E. Murphy	2/6/2017						30,277	1,312,508
	2/6/2017			1,925	4,375	6,563		437,500
	–	0	1,900,000					–
Mark A. Wilcox	2/6/2017						13,841	573,986
	2/6/2017			880	2,000	3,000		200,000
	–	0	990,000					–
John J. Marchioni	2/6/2017						18,167	753,385
	2/6/2017			1,155	2,625	3,938		262,500
	–	0	1,440,000					–
Michael H. Lanza	2/6/2017						7,786	337,523
	2/6/2017			495	1,125	1,688		112,500
	–	0	810,000					–

(1) Amounts represent minimum and maximum potential ACIP awards under our Cash Incentive Plan for 2017 based on 2017 base salary rates. Maximum awards reflect the maximum ACIP award established by the SEBC. Actual payouts of the above-referenced awards are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For information regarding the ACIP, see the section of the Compensation Discussion and Analysis entitled, “Annual Cash Incentive Program.”

(2) Performance-based cash incentive unit awards were granted under the Cash Incentive Plan, and performance-based restricted stock unit awards were granted under the Omnibus Stock Plan. For a description of the material terms of such awards, see the section of the Compensation Discussion and Analysis entitled, “Elements of Long-Term Compensation.”

(3) The number of performance-based cash incentive units paid can range from 0-150%, and therefore, the amount payable could be $0. The threshold selected represents the 30th percentile of the Cash Incentive Unit Peer Group, the target represents the 50th percentile of the Cash Incentive Unit Peer Group, and the maximum represents greater than or equal to the 80th percentile of the Cash Incentive Unit Peer Group.

(4) This column includes the grant date fair value of restricted stock unit awards and cash incentive unit awards with an initial value of $100 per unit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the unexercised options and unvested stock awards of our NEOs as of December 31, 2017:

	Option Awards			Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($/Sh)(1)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Gregory E. Murphy	6,514 6,439	15.35 15.53	1/30/2019 2/5/2020	39,960(3) 38,010(4) 30,671(5)	2,345,627 2,231,194 1,800,414	6,600(6) 8,160(7) 4,375(8)	2,994,420 2,939,232 906,675
Mark A. Wilcox	-	-	-	14,021(5)	823,052	2,000(8)	414,480
John J. Marchioni	-	-	-	24,218(3) 22,359(4) 18,404(5)	1,421,594 1,312,467 1,080,296	4,000(6) 4,800(7) 2,625(8)	1,814,800 1,728,960 544,005
Michael H. Lanza	-	-	-	11,504(3) 9,316(4) 7,887(5)	675,283 546,861 462,993	1,900(6) 2,000(7) 1,125(8)	862,030 720,400 233,145

(1) The exercise price of option grants made under the 2005 Omnibus Stock Plan is the closing market price on the date of the grant.

(2) In the event of a termination of employment on or after an individual attains Early Retirement Age, as defined under the 2015, 2016, and 2017 restricted stock unit award agreements (the “Award Early Retirement Age”), holders of performance-based restricted stock unit awards granted in 2015, 2016, and 2017 are vested in such awards subject only to the attainment of applicable performance measures. The respective dates upon which each NEO attained, or is anticipated to attain, his Award Early Retirement Age are as follows: Mr. Murphy, April 11, 2010; Mr. Wilcox, January 2, 2027; Mr. Marchioni, May 28, 2024; and Mr. Lanza, December 16, 2016.

(3) Reflects number of performance-based restricted stock units initially granted on February 2, 2015 and the related accrued DEUs, which were vested and paid on February 2, 2018.

(4) Reflects number of performance-based restricted stock units initially granted on February 8, 2016 and the related accrued DEUs, which will vest and be payable, subject to the attainment of applicable performance measures, on February 8, 2019.

(5) Reflects number of performance-based restricted stock units initially granted on February 6, 2017 and the related accrued DEUs, which will vest and be payable, subject to the attainment of applicable performance measures, on February 6, 2020.

(6) Reflects number of performance-based cash incentive units initially granted on February 2, 2015 to the NEOs for the three-year performance period ending December 31, 2017. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 2. Settlement of the 2015 cash incentive unit awards will be made as soon as practicable in the 2018 calendar year, following the determination of the attainment of the applicable performance measures.

(7) Reflects number of performance-based cash incentive units initially granted on February 8, 2016 to the NEOs for the three-year performance period ending December 31, 2018. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 2. Settlement of the 2016 cash incentive unit awards will be made as soon as practicable in the 2019 calendar year, following the determination of the attainment of the applicable performance measures.

(8) Reflects number of performance-based cash incentive units initially granted on February 6, 2017 to the NEOs for the three-year performance period ending December 31, 2019. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 2. Settlement of the 2017 cash incentive unit awards will be made as soon as practicable in the 2020 calendar year, following the determination of the attainment of the applicable performance measures.

(9) The amounts in this column reflect: (i) a $226.85 per unit value for the February 2, 2015 cash incentive unit grant, a $180.10 per unit value for the February 8, 2016 cash incentive unit grant, and a $138.16 per unit value for February 6, 2017 cash incentive unit grant based on the TSR of Selective common stock at December 31, 2017; and (ii) a 200% unit multiplier for the number of cash incentive units granted on February 2, 2015 and February 8, 2016, and a 150% unit multiplier for the number of cash incentive units granted on February 6, 2017, based on performance against the Cash Incentive Unit Peer Group. This unit multiplier reflects the maximum performance measure for all three grants. These multipliers are appropriate considering: (i) each grant’s performance has exceeded the threshold performance measure; and (ii) the actual performance of 200%, 200%, and 150% for the 2015, 2016, and 2017 grants, respectively, are each at their maximum multipliers. The performance measures are identified for the February 6, 2017 grant in the Grants of Plan-Based Awards table.

OPTION EXERCISES AND STOCK VESTED

The following table shows the option exercises and stock vesting of grants of plan-based awards by our NEOs in 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gregory E. Murphy	4,154	114,983	56,444	3,926,486
Mark A. Wilcox	-	-	-	-
John J. Marchioni	-	-	31,750	2,208,655
Michael H. Lanza	-	-	15,875	1,104,327

(1) Amounts in this column include the number of performance-based restricted stock units and the related accrued DEUs that vested in 2017 as well as performance-based cash incentive units paid in 2017. The amounts reflected in this column attributable to performance-based restricted stock units and the related accrued DEUs are as follows: Mr. Murphy, 44,732; Mr. Marchioni, 25,162; and Mr. Lanza, 12,581. The amounts reflected in this column attributable to performance-based cash incentive units are as follows: Mr. Murphy, 11,712; Mr. Marchioni, 6,588; and Mr. Lanza, 3,294.

(2) Amounts in this column include the value of performance-based restricted stock units and the related accrued DEUs that vested in 2017 as well as the amount paid for performance-based cash incentive units in 2017. The amounts reflected in this column attributable to performance-based restricted stock units and the related accrued

DEUs are as follows: Mr. Murphy, $1,952,546; Mr. Marchioni, $1,098,313; and Mr. Lanza, $549,157. The amounts reflected in the table attributable to performance-based cash incentive units are as follows: Mr. Murphy, $1,973,940; Mr. Marchioni, $1,110,342; and Mr. Lanza, $555,170.

PENSION BENEFITS

SICA maintains a tax-qualified non-contributory defined benefit pension plan, the Retirement Income Plan. Many SICA employees, including the NEOs (other than Mr. Wilcox, whose employment commenced January 1, 2017) and certain former employees whose employment commenced on or before December 31, 2005, are eligible to receive benefits under the Retirement Income Plan. SICA also maintains the unfunded Selective Insurance Supplemental Pension Plan (“SERP”) to provide supplemental benefits to certain executives and other participants in the Retirement Income Plan equal to the difference between: (i) the benefits payable to these participants under the Retirement Income Plan, calculated without regard to Code limitations on annual amounts payable under the Retirement Income Plan; and (ii) the actual benefits payable to these participants under the Retirement Income Plan.

The Retirement Income Plan and the SERP were amended in the first quarter of 2013 to cease accrual of additional benefits under these plans for all participants as of March 31, 2016.

The Retirement Income Plan was amended as of July 1, 2002, to provide for different calculations based on age and company service as of that date. Monthly benefits payable at normal retirement age under the Retirement Income Plan and SERP for the NEOs are computed as follows. Defined terms used in this section, but not defined in this Proxy Statement, have the meanings given to them in the Retirement Income Plan.

1.	If a participant: (i) completed at least five years of Vesting Service on or before July 1, 2002; and (ii) the sum of a participant’s age and Vesting Service is 55 or more on or before July 1, 2002, a participant’s benefit is equal to the sum of: (a) 2% of Average Monthly Compensation, less 1 3/7% of Primary Social Security benefit multiplied by the number of years of Benefit Service through June 30, 2002 (up to 35 years) reduced by the monthly amount, if any, of retirement annuity payable under the group annuity contract issued by AXA Equitable Life Insurance Company that was purchased under a prior terminated defined benefit pension plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date; and (b) 1.2% of Average Monthly Compensation multiplied by the number of years of Benefit Service after June 30, 2002.

2.	If a participant first became eligible for the plan before July 1, 2002, but did not qualify for 1 above, the participant’s benefit is equal to the greater of: (i) the benefit accrued as of June 30, 2002 equal to 2% of Average Monthly Compensation less 1 3/7% of Primary Social Security Benefit multiplied by years of Benefit Service reduced by the monthly amount, if any of retirement annuity payable under the group annuity contract issued by AXA Equitable Life Insurance Company that was purchased under a prior terminated defined benefit pension plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date for purposes of determining the participant’s Average Monthly compensation; and (ii) 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

3.	If a participant first became a participant in the plan after July 1, 2002, the benefit is equal to 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

The earliest retirement age is 55 with 10 years of service or the attainment of 70 points (age plus years of service). If a participant chooses to begin receiving benefits before his or her 65th birthday, the amount of the monthly benefit will be reduced as follows:

▪	By 1/180th for each complete calendar month for the first 60 months by which the first early retirement benefit payment precedes the attainment of Normal Retirement Age (age 65);

▪	By 1/360th for each complete calendar month for the next 60 months by which the first early retirement benefit payments precede Normal Retirement Age; and

▪	By 40% plus 1/600th per month for each month before age 55.

At retirement, participants receive monthly pension payments. There are four optional forms of payments that can be chosen as alternatives to the normal form of payment, which for a married participant is an automatic 50% joint and surviving spouse annuity, and for an unmarried participant is a single life annuity.

The following table shows information regarding the pension benefits of our NEOs:

Name	Early Retirement Eligible	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gregory E. Murphy	Yes	Retirement Income Plan	34.83	1,722,220	0
		SERP	34.83	4,850,925	0
Mark A. Wilcox(3)	No	N/A	N/A	N/A	N/A
		N/A	N/A	N/A	N/A
John J. Marchioni	No	Retirement Income Plan	17.25	392,364	0
		SERP	17.25	635,542	0
Michael H. Lanza	Yes	Retirement Income Plan	10.67	319,476	0
		SERP	10.67	305,147	0

(1) The Retirement Income Plan imposes a one-year waiting period for plan participation, which year is not included in years of credited service.

(2) Present value as of December 31, 2017 is calculated on the basis of Normal Retirement Age of 65 using a 3.78% discount rate. For further discussion, see Note 14. “Retirement Plans” in Item 8. “Financial Statements and Supplementary Data.” of Selective’s Annual Report on Form 10-K for the year ended December 31, 2017.

(3) As noted above, based on Mr. Wilcox’s date of hire of January 1, 2017, he is not eligible to participate in the Retirement Income Plan or the SERP.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan allows participants to defer receipt of up to 50% of base salary and up to 100% of their annual bonus (subject to certain limitations to provide for required tax withholding). Participant accounts are credited with a notional rate of return (positive or negative) based on the performance of investment options selected by the participants from a menu of notional investment options. Participants can elect to schedule in-service withdrawals or withdrawals upon separation from service.

SICA makes matching contributions to a participant’s Deferred Compensation Plan account to supplement matching contributions under the Retirement Savings Plan. For 2017, such matching contributions consisted of 100% of the first 3% of base salary and 50% of the next 3% of base salary deferred to the Retirement Savings Plan and the Deferred Compensation Plan together, minus any matching contribution made to a participant’s Retirement Savings Plan account. Effective January 1, 2010, the Deferred Compensation Plan was amended for participants ineligible to participate in the Retirement Income Plan to provide a non-elective contribution to the extent not made to a participant’s Retirement Savings Plan account due to the limitations under the Code and the Retirement Savings Plan. The non-elective contribution to the Deferred Compensation Plan is equal to 4% of a participant’s base salary, minus any non-elective contribution made to the Retirement Savings Plan. In conjunction with the amendment of the Retirement Income Plan and the SERP to cease accrual of further benefits under these plans effective as of March 31, 2016, all participants affected by the curtailment, including the NEOs, became eligible for the non-elective contribution effective April 5, 2013.

The following table shows information regarding nonqualified deferred compensation of our NEOs:

Name	Executive Contributions in 2017 ($)(1)	Company Contributions in 2017 ($)(2)	Aggregate Earnings in 2017 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)(4)
Gregory E. Murphy	47,500	57,877	43,032	0	2,058,560
Mark A. Wilcox	15,923	14,331	636	0	30,890
John J. Marchioni	32,000	45,004	62,026	0	636,946
Michael H. Lanza	21,600	23,027	63,144	0	407,500

(1) Amounts in this column are attributable to 2017 salary deferred by Messrs. Murphy, Wilcox, Marchioni, and Lanza, and are included in the Salary column of the Summary Compensation Table.

(2) All amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.

(3) Amounts in this column are not included in the Summary Compensation Table because such earnings are not above-market earnings.

(4) Amounts in this column include the following aggregate contributions of the NEOs and SICA to the Deferred Compensation Plan in 2017, which amounts are included in the Summary Compensation Table:

▪	For 2015: Mr. Murphy, $92,332; Mr. Wilcox, $0; Mr. Marchioni, $78,364; and Mr. Lanza, $41,491.

▪	For 2016: Mr. Murphy, $104,448; Mr. Wilcox, $0; Mr. Marchioni, $75,137; and Mr. Lanza, $49,159.

▪	For 2017: Mr. Murphy, $105,377; Mr. Wilcox, $30,254; Mr. Marchioni, $77,004; and Mr. Lanza, $44,627.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL

SICA entered into amended employment agreements with: (i) Messrs. Murphy and Lanza as of December 23, 2008; (ii) Mr. Marchioni as of September 10, 2013 in connection with his election as President and Chief Operating Officer; and (iii) Mr. Wilcox as of January 1, 2017 in connection with his commencement of employment (collectively, the “Employment Agreements”). The following table summarizes the principal provisions of the Employment Agreements:

Term	Initial three-year term, automatically renewed for additional one-year periods unless terminated by either party with written notice.(1)
Compensation	Base salary.(2)
Benefits	Eligible to participate in incentive compensation plan, stock plan, 401(k) plan, and any other stock option, stock appreciation right, stock bonus, pension, group insurance, retirement, profit sharing, medical, disability, accident, life insurance, relocation plan or policy, or any other plan, program, policy or arrangement of Selective or SICA intended to benefit SICA’s employees generally.
Vacation and Reimbursements	Vacation time and reimbursements for ordinary travel and entertainment expenses in accordance with SICA’s policies.
Perquisites	Suitable offices, secretarial and other services, and other perquisites to which other executives of SICA are generally entitled.

Severance and Benefits on Termination without Change in Control

▪  For Cause or Resignation by NEO other than for Good Reason: Salary and benefits accrued through termination date.

▪  Death or Disability: Multiple(3) of: (i) NEOs salary; plus (ii) average of three most recent annual cash incentive payments; provided that any such severance payments be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums, paid in 12 equal installments.

▪  Without Cause by SICA, Relocation of Office over 50 Miles (without NEOs consent), Resignation for Good Reason by CEO:

o    Multiple(3) of: (i) NEOs salary; plus (ii) average of three most recent annual cash incentive payments paid in 12 equal installments.

o    Medical, dental, vision, disability, and life insurance coverage in effect for NEO and dependents until the earlier of specified period of months(4) following termination or commencement of equivalent benefits from a new employer.

▪  Stock Awards: Except for termination for Cause or resignation by the NEO other than for relocation of office over 50 miles (without NEOs consent), immediate vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock, restricted stock units, and stock bonuses. Such immediate vesting and possible extended exercise periods shall also apply to a resignation by the CEO for Good Reason.

Severance and Benefits on Termination after Change in Control

For termination without Cause or resignation for Good Reason by: (i) CEO at any time; or (ii) other NEO within two years following a Change in Control (as defined in the Employment Agreement), NEO is entitled to:

▪  Severance payment equal to multiple(5) of the greater of: (i) NEOs salary plus target annual cash incentive payment; or (ii) NEOs salary plus the average of NEOs annual cash incentive payments for the three calendar years prior to the calendar year in which the termination occurs, paid in lump sum.

▪  Medical, dental, vision, disability, and life insurance coverage in effect for NEO and dependents until the earlier of period of months(6) following termination or commencement of equivalent benefits from a new employer.

▪  Stock awards, same as above, except that the initial number of cash incentive units is multiplied by 150%.

▪  Tax gross-up payment, if necessary, to offset any excise tax imposed on NEO (other than Messrs. Marchioni and Wilcox, whose employment agreements do not contain this provision) for such payments or benefits.

Release; Confidentiality and Non-Solicitation

▪  Receipt of severance payments and benefits conditioned upon:

o    Entry into release of claims; and

o    No disclosure of confidential or proprietary information, or solicitation of employees to leave Selective or its subsidiaries for a period of two years following the termination of the Employment Agreement, and for Messrs. Marchioni and Wilcox, assignment of intellectual property rights.

(1) The Employment Agreements automatically renewed for additional one-year periods on April 25, 2017 for Mr. Murphy, on July 26, 2017 for Mr. Lanza, and on September 10, 2017 for Mr. Marchioni.

(2) As of February 19, 2017, the annual base salaries for the NEOs were as follows: Mr. Murphy, $950,000; Mr. Wilcox, $600,000; Mr. Marchioni, $800,000; and Mr. Lanza, $540,000.

(3) For Messrs. Murphy and Marchioni the multiple is 2 and for Messrs. Wilcox and Lanza the multiple is 1.5.

(4) For Messrs. Murphy and Marchioni the period is 24 months and for Messrs. Wilcox and Lanza the period is 18 months.

(5) For Messrs. Murphy and Marchioni the multiple is 2.99 and for Mr. Lanza the multiple is 2. For Mr. Wilcox, the calculation for the severance payment is 1.5 times the sum of his salary and the average of his annual cash incentive payments for the three calendar years prior to the calendar year in which the termination occurs.

(6) For Messrs. Murphy and Marchioni the period is 36 months, for Mr. Wilcox the period is 18 months, and Mr. Lanza the period is 24 months.

The following table shows information regarding payments and benefits to which our NEOs would be entitled under the scenarios shown as of December 31, 2017:

Name	Resignation(1) or Termination For Cause ($)	Retirement ($)(2)	Death or Disability ($)(3)	Termination without Cause or Resignation with Good Reason ($)(4)	Termination Following Change in Control ($)(5)
Gregory E. Murphy	-	9,948,511	15,305,178	15,320,888	28,555,750
Mark A. Wilcox	-	1,099,372	1,999,372	2,019,617	2,157,777
John J. Marchioni	-	5,948,907	10,015,574	10,041,767	12,537,139
Michael H. Lanza	-	2,631,782	4,161,782	4,181,427	7,328,224

(1) Other than a resignation for Good Reason.

(2) This column includes the value of vested and unvested performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. These performance-based awards would normally vest upon: (i) achievement of early or normal retirement eligibility or continuation in service through the end of the applicable performance period; and (ii) the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period. Restricted stock unit and cash incentive unit awards granted to Messrs. Murphy and Lanza have vested, but their ultimate payment value will only be determined upon achievement of the performance condition, as each of these NEOs have attained early retirement eligibility. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value of such awards is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2017. Under the Cash Incentive Plan, participants’ awards, including the NEOs’ awards, would fully vest upon achievement of early or normal retirement eligibility or continuation in service through the end of the payment date and be payable following the end of the applicable three-year performance period.

(3) This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. In the event of total disability, these performance-based awards would normally vest for all participants, including the NEOs, upon the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period. In the event of death, these performance-based awards are immediately vested and payable for all participants, including the NEOs. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value of such awards is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2017. Under the Cash Incentive Plan, participants’ awards, in the event of total disability, including the NEOs’ awards, would fully vest and be payable following the end of the applicable three-year performance period. This column also includes the severance payment provided for in each NEO’s Employment Agreement. Payments in this column will be reduced by life or disability insurance payments under policies for which SICA paid premiums.

(4) This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. These performance-based awards would normally vest upon: (i) a termination without Cause or Resignation for Good Reason; and (ii) the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2017. The awards would fully vest and be payable following the end of the applicable three-year performance period. Also included in this column are the severance payment and the value of applicable medical, dental, vision, disability, and life insurance coverages, as provided for in each respective NEO’s Employment Agreement.

(5) This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan, and any related accrued DEUs, which would immediately vest and be payable upon a termination of employment following a change in control. This column also includes the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs, all of which would vest upon a termination of employment following a change in control. The value of such awards is calculated using: (i) a 150% per unit multiplier; and (ii) the per unit value at December 31, 2017. Also included in this column are the severance payment and the value of applicable medical, dental, vision, disability, and life insurance coverages, as provided for in each NEO’s Employment Agreement. This column also includes the value of any tax gross-up payment necessary to offset any excise tax imposed on the payment and benefits disclosed in this column, other than for Messrs. Marchioni and Wilcox whose employment agreements do not contain this provision.

CEO PAY RATIO

As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), beginning with this Proxy Statement, the SEC requires disclosure of the CEO to median employee pay ratio. We identified the median employee by tabulating 2017 W-2 Medicare Wages on October 31, 2017. We included all employees, whether employed full-time, part-time, or seasonally. We did not make any adjustments or annualize compensation for employees who we did not employ for all of 2017. We believe the use of W-2 Medicare Wages is a simple and consistent methodology that we can easily replicate in future years. Mr. Murphy’s 2017 total compensation was $5,681,757 (reflected in the Summary Compensation Table), and our median employee’s 2017 total compensation was $100,885. Mr. Murphy’s 2017 total compensation was approximately 56 times that of our median employee.

DIRECTOR COMPENSATION

We compensate non-employee directors for their service on the Board with a combination of cash and equity, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time and effort our directors expend in fulfilling their duties, as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with those of our stockholders. Mr. Murphy, our Chief Executive Officer in fiscal year 2017, did not receive additional compensation for his service as a director.

The SEBC, which is comprised solely of independent directors, has the primary responsibility for reviewing and approving compensation for non-employee directors, including, but not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, lead independent director fees, and equity and stock compensation. In October 2016, the SEBC conducted its biennial review of the amount and form of compensation paid to our non-employee directors for their service on the Board. The SEBC considered the results of an independent analysis completed by the Compensation Consultant, who reviewed non-employee director compensation trends and data from companies comprising the peer group used by the SEBC in its review of executive compensation. After further consultation with the Compensation Consultant, the SEBC determined that no changes to the non-employee directors’ compensation program were appropriate for fiscal year 2017, other than paying the non-employee director’s annual retainer in one installment on the second business day after the annual meeting of stockholders (on a pro rata basis for directors serving less than the full 2017 year) for administrative ease and to align with peer company practices.

The following table shows compensation earned by or paid to our non-employee directors during 2017 (employee directors do not receive compensation for serving on the Board).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Paul D. Bauer	91,834	80,045	171,879
A. David Brown	85,500	80,045	165,545
John C. Burville	99,513	80,045	179,558
Robert Kelly Doherty	94,500	80,045	174,545
Michael J. Morrissey	99,118	80,045	179,163
Cynthia S. Nicholson	85,500	80,045	165,545
Ronald L. O’Kelley	85,500	80,045	165,545
William M. Rue	78,500	80,045	158,545
John S. Scheid	100,513	80,045	180,558
J. Brian Thebault	98,102	80,045	178,147
Philip H. Urban	85,013	80,045	165,058

(1) Information on the election by directors to receive shares of Selective common stock instead of cash for their 2017 annual retainer is set forth below under the heading “Annual Retainer Stock Election.”

(2) This column reflects the aggregate grant date fair value for the 2017 grants of restricted stock units to directors, based on a grant date fair value of $52.80 per share. Information on outstanding options and unvested restricted stock units held by each director as of December 31, 2017, is set forth below under the heading “Outstanding Options and Unvested Restricted Stock Units.”

The following table summarizes the types and amounts of compensation paid to our non-employee directors in 2017:

Type of Compensation	Amount
Annual Retainer Fee	$70,000
Grant Date Fair Value of Annual Equity Award	$80,045
Board Meeting Attendance	$0
Committee Attendance Fee In person By telephone	$1,500 $1,000
Annual Chairperson Fee Audit Committee Corporate Governance and Nominating Committee Finance Committee Salary and Employee Benefits Committee	$15,000 $7,500 $9,000 $14,000
Lead Independent Director Fee	$15,000
Expenses	Reasonable

As the Director Compensation table above shows, in 2017 the non-employee directors received compensation in the forms of restricted stock units and cash for their director service. The SEBC annually reviews and approves the compensation for non-employee directors, including the Annual Retainer Fee. For 2017, non-employee directors had the election to receive up to 100% of their Annual Retainer Fee in shares of Selective common stock. Any remaining balance of the Annual Retainer Fee was paid in cash. Non-employee directors made this election by December 16, 2016. The Annual Retainer Fee was paid in one installment on the second business day following Selective’s 2017 Annual Meeting of Stockholders.

For 2017, the annual equity grant under Selective’s director compensation program was made entirely in restricted stock units granted under the Omnibus Stock Plan. Shares of Selective common stock paid to directors as a portion of their Annual Retainer Fee were issued under the Omnibus Stock Plan. Committee Attendance Fees, Annual Chairperson Fees, and the Lead Independent Director Fee were paid in cash pursuant to the table above.

Annual Retainer Stock Election

Directors elected to receive shares of Selective common stock for all or a portion of their 2017 Annual Retainer Fee as follows:

Name	Number of Shares (#)	Payment Date Value of Stock ($)
Paul D. Bauer	1,326	70,013
A. David Brown	0	0
John C. Burville	1,326	70,013
Robert Kelly Doherty	0	0
Michael J. Morrissey	796	42,029
Cynthia S. Nicholson	0	0
Ronald L. O’Kelley	0	0
William M. Rue	0	0
John S. Scheid	1,326	70,013
J. Brian Thebault	1,326	70,013
Philip H. Urban	1,326	70,013

Outstanding Options and Unvested Restricted Stock Units

The aggregate number of outstanding options and unvested restricted stock units held by each director as of December 31, 2017 were as follows:

Name	Outstanding Options (#)	Unvested Restricted Stock Units (#)
Paul D. Bauer	0	1,516
A. David Brown	7,953	1,516
John C. Burville	28,840	1,516
Robert Kelly Doherty	0	1,516
Michael J. Morrissey	11,565	1,516
Cynthia S. Nicholson	7,953	1,516
Ronald L. O’Kelley	28,840	1,516
William M. Rue	22,565	1,516
John S. Scheid	0	1,516
J. Brian Thebault	28,840	1,516
Philip H. Urban	0	1,516

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Salary and Employee Benefits Committee: (i) was a Selective officer or employee in 2017; (ii) is a former Selective officer; or (iii) entered into any transaction in 2017 requiring disclosure under the section entitled, “Transactions with Related Persons.”

No Selective executive officer served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee or as a director of Selective.

COMPENSATION COMMITTEE REPORT

The Salary and Employee Benefits Committee establishes general executive compensation policies and establishes the salaries and bonuses of Selective’s executive officers, including the Chief Executive Officer. The Salary and Employee Benefits Committee: (i) has reviewed and discussed the Compensation Discussion and Analysis with management; and (ii) based on this review and discussion recommended to the Board of Directors, and the Board approved, the inclusion of the Compensation Discussion and Analysis in Selective’s Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement.

Submitted by the Salary and Employee Benefits Committee of Selective’s Board of Directors,

John C. Burville, Chairperson	Michael J. Morrissey
Paul D. Bauer	Cynthia S. Nicholson
A. David Brown	J. Brian Thebault

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Selective specifically incorporates the Compensation Committee Report by reference therein.

INFORMATION ABOUT PROPOSAL 2

As required under the Dodd-Frank Act, our Board of Directors provides Selective’s stockholders the opportunity to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as say-on-pay). Although the vote is non-binding, the Board and the SEBC value the opinions of our stockholders and will consider the outcome of this vote when making future compensation decisions for named executive officers. In 2017, our stockholders overwhelmingly supported our compensation decisions with approximately 96% of votes cast voting in favor of our say-on-pay proposal.

We urge stockholders to read this Proxy Statement’s Compensation Discussion and Analysis section, which discusses our compensation philosophy, policies, and procedures. The following resolution is being submitted to stockholders for approval at the Annual Meeting pursuant to Section 14A of the Exchange Act:

“RESOLVED, that the stockholders of Selective Insurance Group, Inc. (“Selective”) approve, on an advisory basis, the compensation of Selective’s named executive officers as such compensation is disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K or any successor thereto.”

If a majority of stockholders vote against this proposal, neither the Board nor the SEBC will be required to take any specific action because this vote is non-binding and advisory. Nonetheless, consistent with our record of stockholder responsiveness, the SEBC will consider our stockholders’ concerns and take them into account in future determinations concerning our executive compensation programs. The Board of Directors recommends you indicate your support for the compensation of our named executive officers as outlined in the above resolution.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

INFORMATION ABOUT PROPOSAL 3

Approval of the Amendment and Restatement of the Selective Insurance Group, Inc.

2014 Omnibus Stock Plan

Selective's stockholders are being asked to approve an amendment and restatement of the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan ("Omnibus Stock Plan"). The purpose of the amendment and restatement is to:

•	Seek stockholder approval of an additional 1,250,000 shares of common stock available for issuance under the Omnibus Stock Plan; and

•	Make administrative changes related to recent tax law changes.

As of February 28, 2018, there were 2,222,264 shares available for awards under the Omnibus Stock Plan. As of February 28, 2018, there were: (i) 872,916 unvested restricted stock units; and (ii) 195,196 unexercised options with a weighted-average exercise price of 14.37 and weighted average remaining contractual life of 1.53 years.

The purpose of the Omnibus Stock Plan is to attract and retain employees and non-employee directors of Selective and its affiliates, to motivate them to achieve Selective’s long-term goals, and to align further their interests with those of Selective’s stockholders. Under NASDAQ rules, the amendment to the Omnibus Stock Plan must be approved by Selective’s stockholders to be effective.

In designing the Omnibus Stock Plan, the Board of Directors was guided by current best practices that seek to identify specific performance metrics that are most closely tied to achievement of Selective’s growth and profitability goals as well as enhancement of stockholder value. The Omnibus Stock Plan is designed to work with other elements of Selective’s compensation program, including the Cash Incentive Plan, to appropriately motivate and compensate executives and employees. Under the Omnibus Stock Plan, vesting and payment of certain awards may be directly linked to the achievement of specific performance metrics (outlined below under “Performance Goals”). The following is a summary of the amended and restated Omnibus Stock Plan, which is qualified in its entirety by the text of the amended and restated Omnibus Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The following is a summary:

Plan Administrator

▪	The Salary and Employee Benefits Committee (“SEBC”) of the Board of Directors is the Omnibus Stock Plan administrator.

Authority of Plan Administrator

▪	The SEBC may delegate to one or more of its members, or to one or more employees of Selective or other agents, such administrative duties as it may deem advisable.

▪	To the extent permitted by applicable law, the SEBC and/or its delegate(s) have the authority to determine to whom and the time at which awards shall be granted, as well as their terms.

▪	The SEBC has the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Omnibus Stock Plan, to administer the Omnibus Stock Plan and to exercise all the powers and authorities granted to it, including, but not limited to, the following:

o	Grant awards under the Omnibus Stock Plan;

o	Determine the persons to whom and the time or times at which awards will be granted;

o	Determine the type and number of awards to be granted, the number of shares of Selective common stock or cash or other property to which an award may relate;

o	Determine the terms, conditions, restrictions, and performance criteria relating to an award;

o	Determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered;

o	Construe and interpret the Omnibus Stock Plan and any award under the Omnibus Stock Plan;

o	Prescribe, amend, and rescind rules and regulations relating to the Omnibus Stock Plan;

o	Determine the terms and provisions of the agreements evidencing awards under the Omnibus Stock Plan; and

o	Make all other determinations deemed necessary or advisable for the administration of the Omnibus Stock Plan, including:

▪	Accelerate the date on which any option or stock appreciation right granted under the Omnibus Stock Plan becomes exercisable;

▪	Waive or amend the operation of Omnibus Stock Plan provisions with respect to exercise after termination of employment (provided that the term of an option or stock appreciation right may not be extended beyond 10 years from the date of grant);

▪	Accelerate the vesting date, or waive any condition imposed under the Omnibus Stock Plan, with respect to any share of restricted stock, phantom stock, stock bonus, or other award; and

▪	Otherwise adjust any of the terms applicable to any such award in a manner consistent with the terms of the Omnibus Stock Plan.

Term of Plan

▪	Unless earlier terminated by action of the Board of Directors, the Omnibus Stock Plan will terminate on May 1, 2024.

Eligibility

▪	Employees, officers, non-employee directors, and consultants of Selective or any of its affiliates, in each case as the SEBC shall determine. Approximately 2,260 employees and 13 non-employee directors are currently eligible to participate in the Omnibus Stock Plan.

Shares Reserved for Issuance

▪	Effective May 1, 2014, 3,500,000 common shares were reserved for issuance under the Omnibus Stock Plan, with adjustments based on stock splits, dividends, recapitalizations, and other changes or transactions. As of February 28, 2018, there remained 2,222,264 shares available for awards under the Omnibus Stock Plan. We are seeking stockholder approval of an additional 1,250,000 shares of common stock to be available for issuance under the Omnibus Stock Plan. The shares may be authorized but unissued shares of Selective common stock or authorized and issued shares of Selective common stock held in Selective's treasury.

▪	As of March 7, 2018, the record date for the Annual Meeting, 58,744,815 shares of Selective common stock were outstanding.

▪	No one participant may be granted, during any single calendar year: (i) options with respect to more than 200,000 shares of Selective common stock; (ii) stock appreciation rights with respect to more than 200,000 shares of Selective common stock; (iii) more than 200,000 shares of restricted stock; (iv) restricted stock units with respect to more than 200,000 shares of Selective common stock; (v) stock grants of more than 200,000 shares of Selective common stock; or (vi) other awards with respect to more than 200,000 shares of Selective common stock.

▪	The maximum number of shares of Selective’s stock to which options relate that may be granted under the Omnibus Stock Plan is 1,500,000, any or all of which may relate to incentive stock options.

▪	The maximum number of shares of Selective’s stock subject to awards granted to any non-employee director in his or her capacity as such in any year is 25,000.

▪	Shares forfeited, cancelled, exchanged, surrendered, tendered in payment of an exercise price, or withheld to satisfy tax obligations, or which are covered by awards settled in cash, are available for future awards.

▪	With respect to awards to certain of our executive officers granted on or before November 2, 2017 that are intended to constitute “performance-based” compensation under Section 162(m) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018, the per participant limits will be construed and applied in a manner consistent with Section 162(m) of the Code.

Board Determination of Maximum Number of Shares

▪	After careful consideration, and based, in part, on advice from the Compensation Consultant regarding the appropriate use of equity compensation, the Board determined that it was appropriate for the Company to seek stockholder approval of an additional 1,250,000 shares of common stock to be available for issuance under the Omnibus Stock Plan. This amount is approximately 2% of our outstanding shares of common stock of 58,744,815 as of March 7, 2018, the record date for the Annual Meeting.

▪	The Board recognizes that equity compensation awards are dilutive of existing stockholders and this factor was important to the Board in determining the appropriate number of shares that should be available under the Omnibus Stock Plan. In particular, the SEBC regularly reviews Selective’s projected and actual equity compensation share usage to ensure that we balance the goals of our equity compensation program, which are to motivate and retain employees, against our stockholders’ interest in limiting dilution from the use of equity compensation.

▪	The SEBC also regularly reviews and reports to the Board on Selective’s “burn rate,” which measures how much equity we are granting to employees as equity compensation, as compared to our total number of shares outstanding. Burn rate is measured as shares granted during the fiscal year under the Omnibus Stock Plan as a percentage of the weighted average number of common shares outstanding at the end of a fiscal year. Our three-year average burn rate is 1.73%.

▪	Selective retained the services of Innisfree M&A Incorporated, which analyzed this proposal against the likely vote recommendations of certain firms and stockholders. The results of this analysis were discussed with the SEBC and the Board, and reflect the SEBC and the Board’s determination that the size of the share pool would likely be found reasonable by our institutional investors and the firms that advise them.

Types of Awards

▪	Stock options (including incentive stock options), provided that: (i) the per share exercise price of each option may not be less than 100% of the fair market value of a share of Selective common stock on the date of grant, or 110% of such fair market value for any holder of 10% or more of Selective common stock; and (ii) the term of any option may not exceed 10 years;

▪	Stock appreciation rights, which are the rights to receive, upon exercise, an amount in cash or shares of Selective common stock as described in the Omnibus Stock Plan, may be granted subject to such restrictions or conditions to exercisability as the SEBC, in its absolute discretion, deems appropriate, including, but not limited to, achievement of one or more performance goals. The term of a stock appreciation right may not exceed 10 years;

▪	Restricted stock;

▪	Restricted stock units, which are awards of the right to receive at a future date either a number of shares of Selective common stock equal to the number of the restricted stock units, or, only if and to the extent set forth in the award agreement, the fair market value of an equal number of shares of Selective common stock in cash, or a combination thereof;

▪	Stock grants; or

▪	Other stock-based awards.

No award may be granted if it would be subject to, but fail to comply with, the requirements of Section 409A of the Code and any guidance promulgated thereunder.

Price

▪	Each agreement with respect to an option will set forth the amount per share payable by the participant, and in no event will be the option exercise price be less than the fair market value of a share of Selective common stock as of the date of the grant of the option.

▪	A stock appreciation right will entitle the participant, upon exercise of such right, to receive payment of an amount determined by multiplying (a) the excess of the fair market value of a share of Selective’s common stock on the date of exercise over (b) the greater of the fair market value of a share of common stock on the date such right was granted or such greater amount as may be set forth in the applicable agreement.

▪	At the time of the grant of shares of restricted stock, the SEBC will determine the price, if any, to be paid by the participant for each share of restricted stock subject to the award.

▪	Following the vesting of a participant’s restricted stock unit, the participant will be paid, at such time and times as shall be set forth in the award agreement, a number of shares of Selective common stock equal to the number of restricted stock units, or only if and to the extent set forth in the award agreement, the fair market value of an equal number of shares of Selective common stock in cash, or a combination. If provided in the award agreement, following the vesting of a restricted stock unit, the participant will also be entitled to dividend equivalents as set forth in the Agreement.

▪	Stock grants may be: (i) awarded as, or in payment of, a bonus or to provide incentives or recognize special achievements or contributions; or (ii) as the portion of the annual retainer of any non-employee director that is paid in Selective’s shares.

▪	The SEBC will have the sole and complete authority to determine the payment of such other awards.

Performance Goals

▪	The SEBC may determine that vesting or payment of an award under the Omnibus Stock Plan will be subject to the attainment of one or more performance goals with respect to a fiscal year. The performance goals may include any of the following:

o	Return on total stockholder equity or operating return on total stockholder equity (GAAP or non-GAAP);

o	Statutory operating return on policyholder surplus;

o	Earnings per share or book value per share of Selective’s common stock;

o	Net income (before or after taxes);

o	Earnings before all or any interest, taxes, depreciation, and/or amortization;

o	Return on assets, capital, or investment;

o	Market share;

o	Cost reduction goals;

o	Earnings from continuing operations;

o	Cash provided by operations;

o	Levels of expense, costs, or liabilities;

o	Department, division, segment, or business unit level performance;

o	Non-GAAP operating income;

o	Net premiums earned;

o	Investment income;

o	Revenues;

o	Stock price appreciation;

o	Total stockholder return;

o	Growth in net premiums written, including, without limitation, policy count;

o	Combined ratios;

o	Implementation or completion of critical projects or processes;

o	Except in the case of awards granted to certain of our executive officers that are intended to constitute “performance-based” compensation under Section 162(m) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018, any other performance criteria established by the SEBC; or

o	Any combination of the foregoing.

The actual performance targets applicable to an award may require attainment of a specified level of performance or attainment of a specified increase or decrease in a particular performance measure, may be applied on a Selective entity, division, or strategic business unit basis, or may compare Selective’s performance to a market index or group of other companies. Performance goals will generally be determined in accordance with GAAP or statutory accounting principles.

Termination of Employment or Service

▪	Unless otherwise provided by the SEBC, upon termination for any reason other than cause (as defined in the Omnibus Stock Plan), death, or disability, the participant will have one year to exercise all vested nonqualified options and stock appreciation rights. In the case of an option that is intended to be an incentive stock option, such option will be treated as a nonqualified stock option if it is exercised more than three months after the participant’s termination of employment for reasons other than death or disability.

▪	Unless otherwise provided by the SEBC, upon termination due to death or disability, the participant (or the participant’s representative, executor, administrator, or transferee) will have one year to exercise all vested options and stock appreciation rights.

▪	Unless otherwise determined by the SEBC, upon a termination for cause, all options and stock appreciation rights, whether or not vested, shall be terminated at the time of such termination.

▪	Unless otherwise determined by the SEBC, any unvested options and stock appreciation rights will be forfeited upon any termination of the participant’s employment with, or service to, Selective, its affiliates and subsidiaries.

▪	Upon termination for death or disability, any unvested shares of restricted stock, the vesting of which is not subject to the achievement of performance goals, will become fully vested and any unvested shares of restricted stock that are subject to the achievement of performance goals will become vested only if and when such performance goals are satisfied.

▪	Unless otherwise provided by the SEBC, upon termination for any reason other than death or disability, any unvested shares of restricted stock will be null and void.

▪	Unless otherwise provided by the SEBC, upon termination for any reason, all restricted stock units will be forfeited.

▪	Cessation of the performance of services in one capacity will not result in termination of any award while the participant continues to perform services in another capacity.

Amendment of Awards

▪	Except in the case of a corporate transaction involving Selective, the Board and the SEBC will not, without the prior approval of Selective’s stockholders:

o	Amend any award outstanding under the Omnibus Stock Plan to reduce the exercise price of such award (other than equitable adjustments made in accordance with the terms of the Omnibus Stock Plan);

o	Cancel any award outstanding under the Omnibus Stock Plan and then subsequently re-grant to the participant the same award with a lower exercise price; or

o	Cancel outstanding options or stock appreciation rights whose exercise price is greater than the fair market value of a share of Selective common stock in exchange for cash or other securities.

▪	To the extent that the SEBC determines that the Omnibus Stock Plan is subject to Section 409A of the Code and fails to comply with the requirements of that section of the Code, the SEBC reserves the right to terminate or replace the award in order to cause the award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

Change in Control and Other Transactions

▪	All unvested awards become fully vested and exercisable upon a change in control (as defined in the Omnibus Stock Plan) of Selective.

▪	Any restricted stock that was forfeitable will become nonforfeitable.

▪	Any unexercised option or stock appreciation right, whether or not exercisable, on the date of such change in control will become fully exercisable and may be exercised, in whole or in part.

▪	If a participant has entered into an employment agreement with Selective that provides that awards under the Omnibus Stock Plan will become nonforfeitable and, if applicable, exercisable upon a qualifying termination of employment following a change in control, then the participant’s award will become nonforfeitable and exercisable only if, following the occurrence of a change in control, the participant experiences a qualifying termination in accordance with his or her employment agreement.

▪	In the event of a corporate transaction other than a change in control (as defined in the Omnibus Stock Plan) involving shares of Selective’s common stock, the SEBC may provide for: (i) assumption by the successor entity of all outstanding awards; (ii) termination of all or a portion of any outstanding awards that are not exercised within a period specified by the SEBC upon the occurrence of the transaction; and/or (iii) cash-out of the outstanding options and stock appreciation rights based on the acquisition price, net of the exercise price of such awards, and the cancellation without compensation of any such awards whose exercise price exceeds the acquisition price.

Award Transferability

▪	To the extent determined by the SEBC, awards may be transferred only by will or the laws of descent and distribution or (except in the case of incentive stock options) to an immediate family member.

Amendment or Termination of the Omnibus Stock Plan

▪	The Omnibus Stock Plan may, at any time, be terminated, revised, or amended in any respect whatsoever, provided that: (i) approval by Selective’s stockholders will be required for any such amendment if and to the extent such approval is required to comply with applicable law or stock exchange listing requirements; (ii) approval by Selective’s stockholders will be required for the re-pricing of any option or other award; and (iii) no such action may reduce a participant’s rights under an outstanding award without the participant’s consent, except to comply with Section 409A of the Code.

▪	To the extent that the SEBC determines that the Omnibus Stock Plan is subject to Section 409A of the Code and fails to comply with the requirements of that section of the Code, the SEBC reserves the right to amend or terminate the Omnibus Stock Plan in order to cause the award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

Forfeiture and Recovery of Awards

▪	A participant’s right to receive or retain an award (in cash or shares of Selective common stock), and to retain any profit or gain realized in connection with an award, are subject to forfeiture, cancellation, recoupment, rescission, payback, setoff, or other similar action in accordance with Selective’s policies, if any, regarding forfeiture and recovery for misconduct, as it may be amended from time to time, NASDAQ listing standards and applicable law, and any other similar policy Selective may adopt.

Federal Income Tax Consequences of the Omnibus Stock Plan

▪	The following summarizes certain current U.S. federal income tax laws and regulations generally applicable to awards pursuant to the Omnibus Stock Plan, all of which are subject to change (possibly with retroactive effect), and does not address any tax considerations under Section 409A of the Code, or the laws of any local, state, or foreign jurisdiction. This summary does not purport to be complete.

o	Incentive Stock Options.

▪	Not taxable income upon grant.

▪	Amounts received in excess of the exercise price from the sale of shares received (“Option Shares”) that are held for less than one year from receipt or two years from the option grant (“Disqualifying Disposition”) are treated as ordinary income in the year of disposition, and Selective is entitled to deduct the same amount as compensation expense.

▪	Amounts received from the sale of Option Shares in a transaction that is not a Disqualifying Disposition are treated as capital gain or loss, with the basis being the exercise price. The amount by which the fair market value of the Option Shares exceeds the exercise price, however, will constitute an item that increases the participant’s “alternative minimum taxable income.”

▪	An incentive stock option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment; in which case the option will be treated as a nonqualified stock option.

o	Nonqualified Stock Options.

▪	Not taxable income upon grant.

▪	Amounts in excess of the exercise price at the time of exercise are treated as ordinary income and Selective is entitled to deduct the same amount as compensation expense.

▪	Amounts received from the sale of Option Shares following exercise are treated as capital gain or loss, with the basis being the exercise price plus the ordinary income incurred upon exercise.

o	Restricted Stock.

▪	Generally, not taxable income upon grant.

▪	Ordinary income is recognized on the date the restrictions are removed in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares, at which time Selective is entitled to deduct the same amount as compensation expense.

▪	A Code Section 83(b) election may be made by the grantee within 30 days of receipt to recognize ordinary income in an amount equal to the fair market value on the grant date; but the holder will not be allowed a deduction for shares subsequently forfeited or returned. Amounts received from the subsequent sale of the restricted stock are treated as capital gain or loss, with the basis being the amount paid by the holder for the restricted stock, if any, plus the amount included in the income by the holder of the award as a result of the Code 83(b) election.

o	Other Types of Awards.

▪	No taxable income upon grant of a stock appreciation right or restricted stock unit.

▪	Upon settlement of such a stock appreciation right, restricted stock unit, stock grant, or any other stock-based award, ordinary income is recognized in the aggregate value of the payment received, and Selective is entitled to deduct the same amount as compensation expense.

▪	Selective intends that all awards under the Omnibus Stock Plan will either be exempt from, or comply with, the requirements of Section 409A of the Code governing the taxation of nonqualified deferred compensation, and the Omnibus Stock Plan will be governed, interpreted, and enforced consistent with such intent. However, neither Selective nor any of its affiliates, nor any director, officer, agent, representative or employee of either, guarantees to the participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an award, including not but not limited to, that an option granted as an incentive stock option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person will have any liability to a participant or any other party if a payment under an award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the SEBC with respect to the award.

NEW PLAN BENEFITS

The following table shows: (i) the amount of restricted stock unit awards granted to the NEOs individually and as a group in 2018; (ii) the amount of restricted stock units to be granted to non-employee directors as a group; and (iii) the amount of restricted stock units expected to be granted to non-executive officer employees as a group in 2018, in each case under the Omnibus Stock Plan. Non-employee directors are also permitted to elect to receive shares of Selective common stock instead of cash for their 2018 annual retainer, which are issued from the Omnibus Stock Plan but not included in the table below.

Amendment and Restatement of Selective Insurance Group, Inc. Omnibus Stock Plan
Name and Position	Dollar Amount	Number of Units
Gregory E. Murphy Chairman and Chief Executive Officer	$1,500,019	26,042
Mark A. Wilcox Executive Vice President and Chief Financial Officer	$600,019	10,417
John J. Marchioni President and Chief Operating Officer	$900,000	15,625
Michael H. Lanza Executive Vice President, General Counsel and Chief Compliance Officer	$375,034	6,511
Current executive officers as a group	$3,375,072	58,595
Current directors who are not executive officers as a group	$960,000	*
Non-executive officer employees as a group	$9,918,259	172,192

* Number of units is not determinable as the number of restricted stock units to be granted to non-employee directors as their annual equity award will be based on the closing market price of Selective’s common stock on the grant date, May 4, 2018.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about our common stock authorized for issuance under equity compensation plans as of December 31, 2017:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	229,864(1)	$15.38	4,833,993(2)

1 Weighted average remaining contractual life of options is 1.50 years.

2 Includes 499,629 shares available for issuance under our Employee Stock Purchase Plan (2009); 1,817,493 shares available for issuance under the Amended and Restated Stock Purchase Plan for Independent Insurance Agencies; and 2,516,871 shares for issuance under the Omnibus Stock Plan. Future grants under the Omnibus Stock Plan can be made, among other things, as stock options, restricted stock units, or restricted stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE OMNIBUS STOCK PLAN AS DESCRIBED IN THIS SECTION.

INFORMATION ABOUT PROPOSAL 4

Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to act as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board of Directors has approved the appointment and has directed that the appointment be submitted to Selective’s stockholders for ratification at the Annual Meeting.

Stockholder ratification of the appointment of KPMG LLP as Selective’s independent registered public accounting firm is not required. The Board of Directors, however, is submitting the appointment to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether to retain KPMG LLP or another firm. Even if our stockholders ratify the appointment, the Board of Directors may direct the appointment of a different auditing firm at any time during the 2018 fiscal year if the Board determines that such a change would be in the best interests of Selective and our stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, Selective’s independent registered public accounting firm, provided services in the following categories and amounts in 2017 and 2016:

Category	2017	2016
Audit Fees	$1,574,500	$1,527,500
Audit-Related Fees(1)	$97,500	$87,500
Tax Fees(2)	$23,918	$3,439
All Other Fees(3)	$96,100	$166,031
TOTAL	$1,792,018	$1,784,470

(1) Audit-Related Fees for 2017 primarily consisted of amounts associated with audits of our benefit plans for 2016, and other services. Audit-Related Fees for 2016 consisted of amounts associated with audits of our benefit plans for 2015.

(2) Tax Fees for 2017 and 2016 were for tax consulting services.

(3) All Other Fees for 2017 consisted of amounts associated with independent actuarial reviews and reserve opinions. All Other Fees for 2016 consisted of amounts associated with independent actuarial reviews, reserve opinions, and consulting services.

The Audit Committee has a pre-approval policy that requires pre-approval of audit, audit-related, and permitted non-audit services on an annual basis and authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated the authority to pre-approve audit, audit-related, and permitted non-audit services by KPMG LLP to the Audit Committee Chairperson, who is required to report any pre-approvals to the Audit Committee for ratification at its next meeting. In 2017, the Audit Committee pre-approved 100% of audit, audit-related, and permitted non-audit services, and concluded that KPMG LLP’s provision of such services was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Selective’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for overseeing the preparation of the financial statements and the overall reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has:

▪	Periodically met with and held discussions with management regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in Selective’s financial statements.

▪	Reviewed and discussed the audited financial statements for the year ended December 31, 2017, included in the Annual Report on Form 10-K and any amendments thereto, with management, which represented to the Audit Committee that: (i) the financial statements were prepared in accordance with U.S. generally accepted accounting principles; and (ii) management had reviewed Selective’s disclosure controls and procedures and believes those controls are effective.

▪	Reviewed and discussed with KPMG LLP, Selective’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Selective’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statements of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board, as may be modified or supplemented.

▪	Discussed with KPMG LLP, the independent registered public accounting firm’s independence from Selective and its management, including the matters in the written disclosures and the letter from the independent accountants delivered to the Audit Committee as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Selective’s Annual Report on Form 10-K and any amendments thereto for the year ended December 31, 2017.

Submitted by the Audit Committee of Selective’s Board of Directors,

John S. Scheid, Chairperson	Thomas A. McCarthy
John C. Burville	Ronald L. O’Kelley
Robert Kelly Doherty	Philip H. Urban

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Selective specifically incorporates the Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals for Inclusion in 2019 Proxy

From time-to-time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under SEC (under the Exchange Act) rules, for stockholder proposals to be included in the proxy statement for the 2019 Annual Meeting of Stockholders, they must be received no later than November 26, 2018, by Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, New Jersey 07890.

Other Proposals and Nominations

Selective’s By-Laws require that a stockholder who otherwise intends to: (i) present a proposal outside of Rule 14a-8 under the Exchange Act; or (ii) nominate a director, must deliver notice to the Corporate Secretary, in proper written form and in accordance with the requirements of the By-Laws, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a notice of a stockholder proposal for the 2019 Annual Meeting of Stockholders, submitted outside of Rule 14a-8 under the Exchange Act, will be untimely if received by the Corporate Secretary before December 3, 2018 or after January 2, 2019.

* * * * * * * *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. ACCORDINGLY, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY: (1) COMPLETING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE; (2) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (3) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors:

Robyn P. Turner
Corporate Secretary

March 26, 2018
Branchville, New Jersey

Appendix A

SELECTIVE INSURANCE GROUP, INC.
2014 OMNIBUS STOCK PLAN

As Amended and Restated Effective as of May 2, 2018

1.	Purpose.

The Selective Insurance Group Inc. 2014 Omnibus Stock Plan (the “Plan”) is intended to attract and retain employees, non-employee directors and consultants of the Company and its Affiliates, to motivate them to achieve long-term goals of the Company and its Affiliates and to further align their interests with those of the Company’s stockholders. The Plan was adopted and approved by the Board effective as of May 1, 2014, and approved by the stockholders of the Company on April 23, 2014. The Plan is hereby amended and restated, effective as of May 2, 2018 (the “Restatement Effective Date”), subject to approval by the stockholders of the Company.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Actions” shall have the meaning set forth in Section 4(b) hereof.

(b)	“Affiliate” shall mean any Subsidiary of the Company, and any entity if, at the time of granting of an Award: (i) the Company, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of such entity or at least 80 percent of the ownership interests in such entity; or (ii) such entity, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of the Company.

(c)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.

(d)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant or Other Award granted pursuant to the terms of the Plan.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)	“Cause” shall mean, unless otherwise defined in the Participant’s Agreement, employment agreement, or other written agreement describing the Participant’s terms of employment with the Company or any of its Affiliates, termination of the Participant’s employment or service by the Company or its Affiliates if, in the reasonable determination of the Company or its applicable Affiliate, the Participant: (i) engages in conduct that violates written policies of the Company or Affiliate; (ii) fails to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) fails to carry out the Company’s or Affiliate’s reasonable directions, issued through its Chief Executive Officer, the Board, other appropriate senior employee responsible for the Participant’s business unit or area, or the Participant’s supervisor; (iv) engages in embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company or Affiliate; (v) commits an act or omission that could adversely and materially affect the Company’s or an Affiliate’s business or reputation or involves moral turpitude; or (vi) breaches a material provision of this Plan or the Agreement evidencing an Award.

(g)	“Change in Control” shall mean the first occurrence of an event of a nature that would be required to be reported in response to Item 5.01 (or equivalent Item) of a Current Report on Form 8-K, as in effect on the date thereof, pursuant to Sections 13 or 15(d) of the Exchange Act; provided, however, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of any one of the following events:

(i)	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person or group owning, of record or beneficially, 25 percent or more of any class of voting securities of the Company;

(ii)	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such persons or groups owning, of record or beneficially, 20 percent or more, but less than 25 percent, of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a Change in Control;

(iii)	The sale or disposition of all or substantially all of the assets of the Company;

(iv)	The reorganization, recapitalization, merger, consolidation or other business combination involving the Company, unless securities possessing more than 80 percent of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or of any parent thereof) are held by a person or persons who held securities possessing more than 80 percent of the total combined voting power immediately prior to such reorganization, recapitalization, merger, consolidation or other business combination involving the Company; or

(v)	A change in the membership of the Board, which, taken in conjunction with any other prior or concurrent changes, results in 50 percent or more of the membership of the Board being persons not nominated by the Board as set forth in the Company’s then most recent proxy statement, excluding changes resulting from (A) substitutions by the Board because of retirement or death of a director or directors, removal of a director or directors by the Board or resignation of a director or directors due to demonstrated disability or incapacity; and (B) any individual becoming a director subsequent to the Restatement Effective Date if his or her election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board.

Provided, however, that: (A) for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award, if and to the extent necessary to comply with Section 409A of the Code, only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code; and (B) notwithstanding anything in this definition to the contrary, no Change in Control shall be deemed to have occurred for the purpose of a Participant’s Award by virtue of any transaction which results in such Participant, or a group of persons which includes such Participant, acquiring, directly or indirectly, voting securities of the Company.

For the purposes of this Section 2(g), the following definitions shall apply:

(I)       the terms “person” and “beneficial owner” shall have the meanings set forth in Regulation 13D under the Exchange Act, as such regulation exists on the date hereof;

(II)       the term “voting security” shall include any security that has, or may have upon an event of default or in respect of any transaction, a right to vote on any matter on which the holder of any class of common stock of the Company would have a right to vote;

(III)       the term “group” shall have the meaning set forth in Section 13(d) of the Exchange Act; and

(IV)       the term “substantially all of the assets of the Company” shall mean more than 50 percent of the Company’s assets on a consolidated basis, as shown in the Company’s most recent audited balance sheet.

(h)	“Clawback Policy” shall have the meaning set forth in Section 20 hereof.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j)	“Committee” shall mean the Company’s Salary and Employee Benefits Committee, which shall consist of two or more persons appointed by the Board, each of whom shall qualify as a “nonemployee director” within the meaning of Rule 16b-3. With respect to the grant, adjustment and certification of any Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018, each such person shall also qualify as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018, and regulations thereunder.

(k)	“Company” shall mean Selective Insurance Group, Inc., a New Jersey corporation.

(l)	“Company Stock” shall mean the common stock of the Company, par value $2.00 per share.

(m)	“Consultant” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or an Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(n)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and regulations and other guidance thereunder.

(o)	“Directors’ Plan” shall mean the Selective Insurance Group, Inc. Non-Employee Directors’ Deferred Compensation Plan, as effective as of May 1, 2010, as amended and in effect from time to time.

(p)	“Effective Date” shall mean May 1, 2014, the original effective date of the Plan.

(q)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r)	“Fair Market Value” of a share of Company Stock means a price that is based on the opening, closing, actual, high, low, or average selling, bid or ask prices of a share of Company Stock as reported on an established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Unless and until the Committee determines otherwise, the Fair Market Value of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange, and sale prices are regularly reported for the Company Stock, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above but bid and asked prices for the Company Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Company Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines. Notwithstanding the foregoing, for purposes of determining the exercise price of a Nonqualified Stock Option, if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, the Fair Market Value of the Company Stock shall be determined in accordance with Section 409A of the Code and regulations thereunder.

(s)	“Immediate Family Member” shall have the meaning set forth in Section 22(c) hereof.

(t)	“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(u)	“Non-Employee Director” shall mean a member of the Board or a member of the board of directors of an Affiliate who is not an employee of the Company or any Affiliate.

(v)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(w)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof.

(x)	“Other Award” shall mean an Award granted pursuant to Section 12 hereof.

(y)	“Participant” shall mean an employee of the Company or any Affiliate, a Non-Employee Director or a Consultant to whom an Award is granted pursuant to the Plan.

(z)	“Performance Goals” shall mean performance goals based on one or more of the following criteria: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of Company Stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) cash provided by operations; (x) levels of expense, costs or liabilities; (xi) department, division, segment or business unit level performance; (xii) operating income; (xiii) revenues; (xiv) stock price appreciation; (xv) total stockholder return; (xvi) growth in net premiums written, including, without limitation, policy count; (xvii) combined ratios; (xviii) implementation or completion of critical projects or processes; (xix) statutory operating return on policyholder surplus; (xx) net premiums earned; (xxi) investment income; (xxii) except in the case of an Award to a Covered Employee that is intended to constitute performance-based compensation as described in Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018, any other performance criteria established by the Committee; or (xxiii) any combination of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and/or a maximum level of performance above which full vesting will occur. Each of the foregoing Performance Goals shall be determined, as appropriate, in accordance with generally accepted accounting principles (“GAAP”) or statutory accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to establish

Performance Goals based on non-GAAP measures. Notwithstanding the foregoing, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of realized and unrealized gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa)	“Plan” shall have the meaning set forth in Section 1 hereof.

(bb)	“Restatement Effective Date” shall have the meaning set forth in Section 1 hereof.

(cc)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions as set forth in Sections 9(c) and (d) hereof.

(dd)	“Restricted Stock Unit” shall mean an Award valued by reference to shares of Company Stock, granted pursuant to Section 10 hereof, which upon or following vesting provides the right to receive either cash or shares of Company Stock.

(ee)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ff)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(gg)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable payment as described in Section 8 hereof.

(hh)	“Stock Grant” shall mean an unrestricted share of Company Stock which is granted pursuant to the terms of Section 11 hereof.

(ii)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)	Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be the sum of: (i) 1,250,000 shares; (ii) the number of shares available for grant under the Plan as of the day immediately preceding the Restatement Effective Date; and (iii) the number of shares subject to outstanding Awards under the Plan as of the day immediately preceding the Restatement Effective Date that again become available for Awards under the Plan pursuant to Section 3(g). The shares of Company Stock available for issuance under the Plan may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury.

(b)	Per Person Per Calendar Year Limitations. No one Participant may be granted, during any single calendar year: (i) Options with respect to more than 200,000 shares of Company Stock; (ii) Stock Appreciation Rights with respect to more than 200,000 shares of Company Stock; (iii) more than 200,000 shares of Restricted Stock; (iv) Restricted Stock Units with respect to more than 200,000 shares of Company Stock; (v) Stock Grants of more than 200,000 shares of Company Stock; or (vi) Other Awards with respect to more than 200,000 shares of Company Stock. With respect to Awards to Covered Employees that are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018, the limits described in this subsection (b) shall be construed and applied consistent with Section 162(m)(4)(C) of the Code and Treasury Regulations Section thereunder, as in effect with respect to taxable years commencing prior to January 1, 2018.

(c)	Limitation on Incentive Stock Options. The maximum number of shares of Company Stock to which Options relate that may be granted under the Plan shall be 1,500,000 (subject to adjustment as provided in Section 3(e) hereof), any or all of which may relate to Incentive Stock Options.

(d)	Non-Employee Directors. The maximum number of shares of Company Stock that may be subject to Awards granted to any Non-Employee Director in his or her capacity as such during any single calendar year shall be 25,000.

(e)	Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion: (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Any adjustment to Incentive Stock Options under this Section 3(c) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. Any adjustment to Awards subject to Section 409A of the Code shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018, any adjustments to Awards shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(f)	Corporate Transactions. In the event of a proposed corporate transaction, the Committee may provide for any or a combination of the following:

(i)	the assumption of outstanding Awards by the surviving or successor entity;

(ii)	termination of all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company (if the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding, such termination); or

(iii)	with respect to outstanding Options and Stock Appreciation Rights, cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of: (A) the acquisition price times the number of shares of Company Stock subject to an Option or Stock Appreciation Right (to the extent the exercise price does not exceed the acquisition price), over (B) the aggregate exercise price for all such shares of Company Stock subject to the Option or Stock Appreciation Right, in exchange for the termination of such Option or Stock Appreciation Right; provided, however, that if the acquisition price does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without the payment of any consideration therefor prior to or upon the transaction. For this purpose, “acquisition price” means the amount of cash, and the market value of any other consideration, received in payment for a share of Company Stock surrendered in a transaction.

Notwithstanding the foregoing, with respect to Awards of Incentive Stock Options, no adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and with respect to Options and Stock Appreciation Rights, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code.

(g)	Reuse of Shares. For purposes of calculating the number of shares of Company Stock issued under the Plan:

(i)	Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, any shares of Company Stock subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled shall again become available for Awards.

(ii)	To the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan.

(iii)	If any Option is exercised by delivering previously owned shares of Company Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Company Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan.

(iv)	Any shares of Company Stock reacquired in satisfaction of tax withholding obligations of the Company shall again be available for issuance under the Plan.

Notwithstanding the foregoing, with respect to any Covered Employee, Options and Stock Appreciation Rights that are intended to constitute performance-based compensation as described in Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018, and that are granted and subsequently canceled or deemed to be canceled in a calendar year, shall, if and to the extent necessary to preserve the qualification of such Awards or any other Awards as performance-based compensation, count against the limit set forth in Section 3 on the maximum number of shares of Company Stock to which such Awards may be granted to such Covered Employee during any calendar year, even after their cancellation.

4.	Administration of the Plan.

(a)	General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate; (iv) determine the terms, conditions, restrictions and performance criteria relating to any Award; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of Agreements; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan: (A) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (B) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (C) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award of Restricted Stock, Restricted Stock Units, Stock Grant or Other Award; and (D) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

The Committee may delegate to one or more of its members or to one or more employees of the Company or other agents any of its duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(b)	Indemnification. No member of the Committee (or a delegate of the Committee), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of the Company in connection with the performance of duties under this Plan (“Actions”), except for such individual’s own willful misconduct or as expressly provided by law. Further, the Committee and any individual serving as a Committee member (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board or officers of the Company or an Affiliate shall be indemnified and held harmless by the Company to the fullest extent allowed by law and the Company’s organizational documents against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Action.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or any Affiliate (including officers of the Company or any Affiliate, whether or not they are directors of the Company or any Affiliate), Non-Employee Directors, and Consultants, in each case as the Committee shall select from time to time. The grant of an Award hereunder to any employee, Non-Employee Director, or Consultant shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the employment or services of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

6.	Awards Under the Plan; Agreement.

Each Award granted under the Plan (except unconditional Stock Grants or Stock Grants issued pursuant to the terms of the Directors’ Plan) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement. Notwithstanding any provision of the Plan, no Award may be granted if it would be subject to, but fail to comply with, the requirements set forth in Section 409A of the Code and any guidance promulgated thereunder. Notwithstanding any provision of the Plan, no Award may provide for the payment of dividends or dividend equivalents with respect to shares of Company Stock underlying the Award unless and until the Award becomes vested with respect to such shares.

7.	Options.

The following provisions govern Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee as provided by Section 22(c) hereof with respect to a Nonqualified Stock Option.

(b)	Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option; provided, however, in no event shall the option exercise price be less than the Fair Market Value of a share of Company Stock as of the date of grant of such Option.

(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)	An Option shall be exercised by delivering a form of notice of exercise as provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise; (C) by broker assisted cashless exercise; (D) with the approval of the Committee, by “net exercise,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Company Stock having a Fair Market Value on the date of exercise not in excess of the difference between: (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Option (or the portion of such Option then being exercised); and (y) the aggregate exercise price for all such shares of Company Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such calculation to be payable in cash, to the extent practicable, or cancelled; or (E) by any such other methods as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to, and in a form approved by, the Secretary of the Company or his or her designee (including by way of electronic delivery), accompanied by any other documents and evidences as the Secretary of the Company or his or her designee shall require.

(iii)	Shares of Company Stock purchased upon the exercise of an Option shall be issued in book entry form in the name of or for the account of the Participant or other person entitled to receive such shares and shall be entered on the books of the Company’s transfer agent in the name of the Participant or such other nominee or person (unless otherwise determined by the Committee), as soon as practicable following the effective date on which the Option is exercised.

(d)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. The option exercise price for each Incentive Stock Option shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless: (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted; and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. No Incentive Stock Option may be granted after the expiration of ten years following the earlier of the date upon which this Plan is adopted and the date upon which this Plan is approved by the Company’s stockholders.

(e)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or disability, then: (i) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for one year following such termination, but in no event following the expiration of its term; provided, however, that, an Option that is intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option if it is exercised more than three (3) months after the Optionee’s termination of employment for reasons other than death or disability; and (ii) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or disability of the Participant, all Options held by the Participant immediately prior to the Participant’s death or disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or disability, and shall thereupon terminate. In no event, however, shall an Option remain exercisable following the expiration of its term. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of any Award while the Participant continues to perform services in another capacity, for example, as a Non-Employee Director.

8.	Stock Appreciation Rights.

(a)	General. The Committee may grant Stock Appreciation Rights subject to such restrictions or conditions to exercisability as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals.

(b)	Term. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

(c)	Exercise of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)	the excess of: (A) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right; over (B) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement; by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right shall be made in shares of Company Stock which have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment as set forth in such Agreement, or in cash, as set out in the Agreement for the Award.

(d)	Limitations on Amounts Payable. Notwithstanding subsection (c) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(e)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or disability, then: (i) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the one year period following such termination, but in no event following the expiration of its term; and (ii) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or disability of the Participant, except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant immediately prior to the Participant’s death or disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or disability, and shall thereupon terminate. In no event, however, shall a Stock Appreciation Right remain exercisable following the expiration of its term. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

9.	Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)	Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be null and void.

(e)	Voting Rights; Dividends on Restricted Stock. Unless the Committee determines otherwise, a Participant who has been awarded shares of Restricted Stock shall be entitled to vote such shares. The Company shall pay to each Participant, in cash, any dividends paid on shares of Restricted Stock awarded to such Participant; provided, however, that such dividends shall be accrued and shall be paid to the Participant only if and when such shares become vested.

(f)	Book Entry. Unless otherwise determined by the Committee, the shares of Company Stock underlying Restricted Stock awards shall be registered by the Company in book entry form, with such notation specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement as the Committee determines to be appropriate. The Committee may, upon such terms and conditions as it determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name which shall: (i) bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement; and (ii) shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited.

(g)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be entered on the books of the Company's transfer agent an entry reflecting the lapse of such restrictions with respect to such share of Restricted Stock vested in the name of the Participant.

(h)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) for any reason other than death or disability, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 9(h), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or disability of the Participant:

(i)	all shares of Company Stock subject to restrictions on transferability as set forth in Section 9(d), the vesting of which is not subject to the achievement of Performance Goals, shall no longer be subject to any restrictions on transferability; and

(ii)	all shares of Company Stock subject to restrictions on transferability, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such restrictions on transferability unless and until the conditions of vesting of such Company Stock contained in the applicable Participant Agreement are satisfied. Any and all shares which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Company Stock shall be forfeited by the Participant (or the Participant’s estate) and transferred to, and reacquired by, the Company as described in the first paragraph of Section 9(h) above.

10.	Restricted Stock Units.

(a)	Vesting Date. At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(d) are satisfied, and subject to Section 10(e), upon the occurrence of the vesting date with respect to a Restricted Stock Unit, such Unit shall vest.

(b)	Settlement of Awards. Following the vesting of a Participant’s Restricted Stock Units, the Participant shall be paid, at such time or times as shall be set forth in the Award Agreement, a number of shares of Company Stock equal to the number of the Restricted Stock Units, or, only if and to the extent set forth in the Award Agreement, the Fair Market Value of an equal number of shares of Company Stock in cash, or a combination thereof.

(c)	Dividend Equivalents. If so provided in the Award Agreement, following and conditioned upon the vesting of a Restricted Stock Unit, the Participant shall also be entitled to dividend equivalents as follows: (i) an amount equal to the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit; or (ii) the Fair Market Value of that number of shares of Company Stock that would have been payable had the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit been immediately reinvested in Company Stock on the dividend payment date. Any such dividend equivalents shall be payable either in cash or shares of Company Stock, with any fractional shares payable in cash, and at such time or times, as is provided in the applicable Agreement.

(d)	Conditions to Vesting. At the time of the grant of an Award of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals.

(e)	Effect of Termination of Employment (or Provision of Services). All Restricted Stock Units held by a Participant which are not vested upon the termination of such Participant’s employment with the Company or its Affiliates (or upon cessation of such Participant’s services to the Company or its Affiliates) shall be forfeited to the Company unless otherwise provided by the Committee as set forth in the Agreement evidencing the grant of such Restricted Stock Units.

11.	Stock Grants.

Stock Grants may be awarded: (i) as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018), or to provide incentives or recognize special achievements or contributions; or (ii) as that portion of the annual retainer of any Non-Employee Director that is paid in shares of Company Stock pursuant to the Directors’ Plan. In the event that the Committee makes a Stock

Grant to a Participant, the shares of Company Stock granted pursuant to such Stock Grant shall be issued in the form of book-entry shares in the name of the Participant as soon as reasonably practicable after the grant date.

12.	Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, and the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Performance Goals) and all other terms and conditions of such Other Awards, provided, however, that to the extent the Committee determines that an Other Award is subject to Section 409A of the Code, the terms and conditions of such Other Award must comply with the applicable provisions of such section.

13.	Special Provisions Regarding Certain Awards.

To the extent permitted under Section 162(m), the Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018. In addition, on or before November 2, 2017, the Committee made certain Awards to Covered Employees (or to individuals whom the Committee believed may become Covered Employees) that were intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018. The exercisability and/or payment of such Awards shall be subject to the achievement of one or more Performance Goals and to certification of such achievement in writing by the Committee. Such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder as in effect with respect to taxable years commencing prior to January 1, 2018. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

Notwithstanding any other provisions of the Plan, no change made to the Plan by this amendment and restatement is intended to or shall modify either (i) the terms of any Award granted on or prior to November 2, 2017 that was intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018; or (ii) the terms of the Plan, as in effect immediately prior to this amendment and restatement, relating to any such Award or any other Award intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018. In the event that any change made to the Plan by this amendment and restatement would have such effect on the terms of any such Award or the Plan itself, it shall be deemed null and void ab initio.

14.	Change in Control.

Notwithstanding any other provisions of the Plan, if a Change of Control occurs, then:

(a)	the Participant’s Restricted Stock that was forfeitable shall thereupon become nonforfeitable;

(b)	any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

(c)	any other Award granted pursuant to the Plan, to the extent not previously vested, shall thereupon become fully vested.

Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Company that provides that Awards under the Plan shall become nonforfeitable and, if applicable, exercisable upon a qualifying termination of employment following a Change in Control, the Participant’s Award shall become nonforfeitable and exercisable only if, following the occurrence of a Change in Control, the Participant experiences a qualifying termination in accordance with his or her employment agreement.

15.	Rights as a Stockholder.

Except as specifically provided by the Plan or an Agreement, no person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date on which the Company shall cause to be entered on the books of the Company’s transfer agent an entry recording the name of the person to whom such shares were granted and the number of shares of Company Stock granted. Except for adjustments provided in Section 3(e) or as otherwise specifically provided by the Plan or an Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the effective date of such book entry.

16.	No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. No Award or any other benefit granted to a Participant under the Plan is intended to constitute “wages” under federal or state wage and hour laws, and all Awards and other benefits under the Plan are intended to be supplementary payments of incentive or bonus compensation that is calculated independently of, and paid in addition to, the Participant’s wages. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or any other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17.	Securities Matters.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause its transfer agent to enter in its records the transfer of shares of Company Stock to any person or to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel (which may be the Company’s in-house counsel) that such book entry or such issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of such book entry or issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such book entry contain such notations or that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company (which may be the Company’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.	Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a Fair Market Value equal to the minimum statutory amount of tax required to be withheld, as determined by the Committee. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. The Company shall also have the right, to the extent permitted by law, to deduct from any amount of any kind otherwise due to the Participant by the Company any federal, state and local taxes due with respect to an Award under the Plan.

19.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service.

20.	Forfeiture and Recovery of Awards.

Notwithstanding anything in this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or shares of Company Stock) and, in the case of Company Stock received pursuant to an Award, to retain any profit or gain realized by the Participant in connection with such an Award, are subject to forfeiture, cancellation, recoupment, rescission, payback, setoff or other similar action in accordance with any clawback policy that the Company may adopt, whether prior to or following the making of the Award, as in force from time to time (collectively, the “Clawback Policy”). A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Clawback Policy and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, without further consideration or action. Any recoupment pursuant to the Clawback Policy shall be in addition to any other remedies that may be available to the Company under applicable law, including, disciplinary action up to and including termination of employment or other services. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant.

21.	Amendment or Termination of the Plan and Amendment of Awards.

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto) or stock exchange listing requirements. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. Except as described in the last sentence of this Section 21, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award. In addition, except in the case of a corporate transaction involving the Company, the Board shall not, without the prior approval of the Company’s stockholders: (a) amend any Award outstanding under the Plan to reduce the exercise price of such Award (other than equitable adjustments made in accordance with Section 3(e) hereof); (b) cancel any Award outstanding under the Plan and then subsequently regrant to the Participant the same Award with a lower exercise price; or (c) cancel outstanding Options or Stock Appreciation Rights whose exercise price is greater than the Fair Market Value of a share of Company stock in exchange for cash or other securities. Notwithstanding anything to the contrary contained in the Plan or in any Agreement, to the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the

Code, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

22.	Nontransferability of Awards.

(a)	Except as provided below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b)	Except as provided below, no Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)	To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to: (i) a spouse, former spouse, sibling, parent, stepparent, child, stepchild, grandchild, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships (any of which, an “Immediate Family Member”) of the Participant; (ii) a trust, the primary beneficiaries of which consist exclusively of the Participant or Immediate Family Members of the Participant; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Participant or Immediate Family Members of the Participant.

23.	Leaves of Absence.

In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.

24.	Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

25.	Effective Date and Term of Plan.

The Plan was originally approved by the stockholders of the Company on April 23, 2014 and was effective on May 1, 2014, the Effective Date of the Plan. The Plan, as hereby amended and restated (the “Restated Plan”), shall be subject to the requisite approval of the stockholders of the Company and shall be effective as of May 2, 2018. In the absence of such approval, any Awards granted on or after May 2, 2018 with respect to the additional shares reserved for issuance under the Restated Plan shall be null and void. Unless earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

26.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New Jersey without reference to its principles of conflicts of law.

27.	Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

28.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

31.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

32.	No Guarantee of Tax Consequences.

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

DIRECTIONS

Selective Insurance Group, Inc.
Directions to Principal Offices
40 Wantage Avenue
Branchville, New Jersey 07890-1000

From East:

Route I-80 West to Route 15 North to Route 206 North. Go about 2 miles from Route 15/Route 206 intersection, turn right at traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

From West:

Route I-80 East to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

- or -

Route I-78 East to PA Route 611 North to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

- or -

Route I-78 East to Route 31 North to Route 46 West to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

From North:

Route I-84 (East or West) to PA Route 209 South to Route 206 South. Turn left at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then turn left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

From South:

Route 206 North or Route I-80 West to Route 15 North to Route 206 North. Turn right at Branchville traffic light opposite “Our Lady Queen of Peace” Catholic church, then left on Route 630 (Broad Street). Turn right at Post Office onto Wantage Avenue (Route 519). Take second entrance on right - Corporate office/main reception area.

SELECTIVE®

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

1. Election of Directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Paul D. Bauer	☐	☐	☐	08 Cynthia S. Nicholson	☐	☐	☐
02 John C. Burville	☐	☐	☐	09 Ronald L. O'Kelley	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Robert Kelly Doherty	☐	☐	☐	10 William M. Rue	☐	☐	☐
04 Thomas A. McCarthy	☐	☐	☐	11 John S. Scheid	☐	☐	☐
05 H. Elizabeth Mitchell	☐	☐	☐	12 J. Brian Thebault	☐	☐	☐
06 Michael J. Morrissey	☐	☐	☐	13 Philip H. Urban	☐	☐	☐
07 Gregory E. Murphy	☐	☐	☐				

2. Approve, on an advisory basis, the compensation of Selective's named executive officers as disclosed in the accompanying proxy statement. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SELECTIVE INSURANCE GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 2, 2018

9:00 AM Eastern Time

40 Wantage Avenue
Branchville, New Jersey 07890

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 2, 2018.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Paul D. Bauer and Cynthia S. Nicholson, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET
www.proxypush.com/sigi

Use the Internet to vote your proxy until 11:59 p.m. (ET) on May 1, 2018.

PHONE
1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on May 1, 2018.

MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.